                                                                     Exhibit 4.8

                                                              Counterpart No. __
================================================================================



                                 LEASE AGREEMENT


                                   dated as of

                                February 12, 2001


                                     between


                              [NAME OF LESSOR LLC],
                                     Lessor


                                       and


                            AHOLD LEASE U.S.A., INC.,
                                     Lessee


                     THIS LEASE AGREEMENT HAS BEEN ASSIGNED
                     AS SECURITY FOR INDEBTEDNESS OF LESSOR.
                                 SEE SECTION 16.




================================================================================
      Leveraged Lease of [Supermarket/Warehouse/Office Building] located in
                          [Location of Leased Property]

                                 Property Code:

TO THE EXTENT THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART NO. 1 THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY INDENTURE TRUSTEE ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

                                TABLE OF CONTENTS
                                -----------------

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RECITALS            ..............................................................................................1

ARTICLE 1           DEFINED TERMS.................................................................................1

         Section 1.1  Defined Terms...............................................................................1

ARTICLE 2           NET LEASE; NO WARRANTIES......................................................................1

         Section 2.1  Leased Property.............................................................................1
         Section 2.2  Net Lease...................................................................................1
         Section 2.3  Disclaimer of Warranties....................................................................4

ARTICLE 3           BASE LEASE TERM;
                    POSSESSION; RENEWAL TERMS.....................................................................5

         Section 3.1  Base Lease Term.............................................................................5
         Section 3.2  Fixed Rate Renewal Term.....................................................................5
         Section 3.3  Fair Market Renewal Terms...................................................................5
         Section 3.4  Conditions to Renewal Terms; Right to Extended Fixed Rate Renewal Terms.....................5
         Section 3.5  Rent During Renewal Terms...................................................................6
         Section 3.6  Stipulated Loss Value During Renewal Terms..................................................7

ARTICLE 4           [INTENTIONALLY OMITTED].......................................................................7


ARTICLE 5           ECONOMIC TERMINATION; SUBSTITUTION............................................................7

         Section 5.1  Economic Termination........................................................................7
         Section 5.2  Substitutions...............................................................................9

ARTICLE 6           BASIC RENT AND ADDITIONAL RENT...............................................................11

         Section 6.1  Payment....................................................................................11
         Section 6.2  Additional Rent............................................................................12
         Section 6.3  Late Charge................................................................................12
         Section 6.4  Manner of Payment of Rent and Additional Rent..............................................12
         Section 6.5  Minimum Rental Amounts.....................................................................12
         Section 6.6  Adjustments to Average Annual Basic Rent, Basic Rent, Stipulated Loss Value, etc...........13
         Section 6.7  Stipulated Loss Values.....................................................................14

ARTICLE 7           INSURANCE....................................................................................14

                                      (i)


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         Section 7.1  Coverage...................................................................................14
         Section 7.2  Policy Provisions..........................................................................16
         Section 7.3  Certificates of Insurance; Performance by Lessor...........................................17
         Section 7.4  General....................................................................................17
         Section 7.5  Proceeds...................................................................................18
         Section 7.6  Separate Insurance.........................................................................18

ARTICLE 8           USE; REQUIREMENTS OF APPLICABLE LAW..........................................................18

         Section 8.1  Use..18
         Section 8.2  Compliance with Applicable Law.............................................................18
         Section 8.3  Environmental Covenants....................................................................19
         Section 8.4  Contests...................................................................................21
         Section 8.5  Records and Reports........................................................................22
         Section 8.6  Compliance with Matters of Record and Leases...............................................22

ARTICLE 9           ASSIGNMENT AND SUBLETTING; EXISTING LEASES...................................................22

         Section 9.1  [Intentionally Omitted]....................................................................22
         Section 9.2  Subletting of Portions of the Leased Property Without Lessor's Consent.....................22
         Section 9.3  Delivery of Non-disturbance Agreements by Lessor...........................................23
         Section 9.4  Non-disturbance Agreement..................................................................23
         Section 9.5  Assignment of Lease........................................................................24
         Section 9.6  Continued Obligation of Lessee.............................................................24
         Section 9.7  Assignment of Subleases....................................................................24

ARTICLE 10          MAINTENANCE AND REPAIRS......................................................................25

         Section 10.1  Maintenance and Repairs...................................................................25
         Section 10.2  Repairs...................................................................................25

ARTICLE 11          ALTERATIONS; ADDITIONS.......................................................................25

         Section 11.1  Alterations; Additions....................................................................25
         Section 11.2  Permanent and Non-Severable...............................................................27
         Section 11.3  Financing of Alterations..................................................................27
         Section 11.4  Cooperation...............................................................................27
         Section 11.5  Obligations with Respect to Alterations and Additions at End of Term......................27
         Section 11.6  Integration of Leased Property............................................................28

ARTICLE 12          LIENS........................................................................................28

         Section 12.1  Liens.....................................................................................28

ARTICLE 13          END OF TERM..................................................................................29

         Section 13.1  Surrender; Environmental Compliance.......................................................29

                                      (ii)

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ARTICLE 14          DAMAGE OR DESTRUCTION........................................................................30

         Section 14.1  Notice of Destruction During the Lease Term; Event of Loss................................30
         Section 14.2  Repair and Restoration Obligation in Case of Partial Destruction..........................30

ARTICLE 15          CONDEMNATION.................................................................................32

         Section 15.1  Notice of Total Taking During the Term; Lessee Obligations................................32
         Section 15.2  Partial Taking............................................................................33
         Section 15.3  Temporary Taking..........................................................................33

ARTICLE 16          COLLATERAL ASSIGNMENT BY LESSOR..............................................................34

         Section 16.1  Collateral Assignment by Lessor...........................................................34
         Section 16.2  Rights of Assignees.......................................................................34
         Section 16.3  Lease Superior............................................................................34
         Section 16.4  Original Lease............................................................................34

ARTICLE 17          ENTRY ON LEASED PROPERTY; INSPECTION OF RECORDS..............................................34

         Section 17.1  Entry on Leased Property..................................................................34

ARTICLE 18          QUIET ENJOYMENT..............................................................................35

         Section 18.1  Quiet Enjoyment...........................................................................35

ARTICLE 19          DEFAULT......................................................................................35

         Section 19.1  Events of Default.........................................................................35

ARTICLE 20          RIGHTS UPON DEFAULT..........................................................................38

         Section 20.1  Rights Upon Default.......................................................................38
         Section 20.2  Suits to Enforce..........................................................................39
         Section 20.3  Receipt of Payment Not a Waiver...........................................................39
         Section 20.4  Damages Payable by Lessee.................................................................39
         Section 20.5  Current Damages...........................................................................40
         Section 20.6  Final Damages.............................................................................40
         Section 20.7  Remedies Cumulative.......................................................................41

ARTICLE 21          MISCELLANEOUS................................................................................42

         Section 21.1  Recordation...............................................................................42
         Section 21.2  No Waiver.................................................................................42
         Section 21.3  Limitation on Recourse....................................................................42
         Section 21.4  Estoppel Certificates.....................................................................42
         Section 21.5  No Merger.................................................................................43
         Section 21.6  Holding Over..............................................................................43
         Section 21.7  Notices...................................................................................44
         Section 21.8  Lessor's Performance of Lessee's Covenants................................................44
         Section 21.9  Severability..............................................................................44

                                     (iii)


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         Section 21.10  Written Amendment Required...............................................................44
         Section 21.11  Entire Agreement.........................................................................44
         Section 21.12  Captions.................................................................................44
         Section 21.13  Authority................................................................................45
         Section 21.14  Applicable Law...........................................................................45
         Section 21.15  Binding Effect...........................................................................45
         Section 21.16  Lease Only...............................................................................45

ARTICLE 22          PURCHASE PROCEDURE; APPRAISAL PROCEDURE......................................................45

         Section 22.1  Purchase Procedure........................................................................45
         Section 22.2  Appraisal Procedure; Right to Revoke Fair Market Renewal Option...........................46


EXHIBITS
--------

Exhibit A      - Form of Subordination, Non-Disturbance and Attornment Agreement


SCHEDULES
---------

Schedule I     - Description of Leased Property
Schedule II    - Liens
Schedule III-A - Basic Rent Payment Schedule
Schedule III-B - Basic Rent Allocation
Schedule IV    - Stipulated Loss Values
Schedule IV-A  - Remainderman Stipulated Loss Values
Schedule V     - [Intentionally Omitted]
Schedule VI    - Property Specific Terms
Schedule VII   - Pricing Assumptions
Schedule VIII  - Environmental Action Schedule

                                      (iv)

                                 LEASE AGREEMENT
                                 ---------------


                  LEASE AGREEMENT (this "Lease") dated as of February 12, 2001 between [NAME OF LESSOR LLC], a Delaware limited liability company ("Lessor"), and AHOLD LEASE U.S.A., INC., a Delaware corporation ("Lessee").


                                    RECITALS
                                    --------

                  WHEREAS, Lessee and Lessor, together with the Participants identified on Schedule VI hereto, the Indenture Trustee identified on Schedule VI hereto and certain other entities listed therein are parties to a Participation Agreement, dated as of January 26, 2001 (the "Participation Agreement");

                  WHEREAS, pursuant to, and subject to the terms of, the Participation Agreement Lessor is acquiring the Leased Property (as hereinafter defined) from the Seller of such Leased Property identified in Schedule 2 to the Participation Agreement;

                  WHEREAS, Lessor desires to lease the Leased Property to Lessee, and Lessee desires to lease the Leased Property from Lessor, all upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Lessor and Lessee hereby agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS
                                  -------------

                  Section 1.1 Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings specified in Schedule VI hereto or, if not defined herein or in Schedule VI, in Appendix A annexed to the Participation Agreement.


                                    ARTICLE 2

                            NET LEASE; NO WARRANTIES
                            ------------------------

                  Section 2.1 Leased Property. Lessor hereby leases, lets and demises unto Lessee, and Lessee hereby rents from Lessor, all of Lessor's right, title and interest in and to the property described on Schedule I hereto (such property, together with any Alterations which are deemed to become part of the Leased Property under Article 11, shall be collectively called the "Leased Property"), to have and to hold such Leased Property upon and subject to the terms, conditions and limitations set forth herein.

                  Section 2.2 Net Lease. Notwithstanding any other term or provision of this Lease or any of the other Operative Agreements, the obligations of Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts due and payable under Articles 5 (Economic Termination; Substitution), 6 (Basic Rent and Additional Rent), 7 (Insurance), 8 (Use; Requirements of Applicable
Law), 14 (Damage or Destruction), 15 (Condemnation) and 20 (Rights Upon Default) and all amounts which are Additional Rent) shall be absolute and unconditional under any and all circumstances, and such amounts shall be paid without notice (except as expressly provided in this Lease), demand (except as expressly provided in this Lease), defense (except the defense of prior payment or manifest error), set-off, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever. To the extent not expressly prohibited by Applicable Law, Lessee waives all rights now or hereafter conferred upon it by Applicable Law or otherwise to quit the Leased Property (except as expressly provided in Articles 5, 14 and 15 of this Lease), to terminate or surrender this Lease (except as expressly provided in Articles 5, 14 and 15 of this Lease), or to any abatement, deferment, diminution or reduction of any Rent payable hereunder. This Lease is a net lease and the obligation of Lessee to lease and pay Rent for the Leased Property is without any warranty or representation, express or implied, as to any matter whatsoever on the part of Lessor, Indenture Trustee, any Participant or any of their respective Affiliates, or any other Person, whether or not acting on behalf of any of them.

                  The performance by Lessee of its obligations hereunder including, without limitation, the obligation to pay Rent, shall not be released, discharged or affected by any circumstances whatsoever, including any notice, deduction, suspension, deferment, diminution, abatement, reduction, set-off, defense (other than the defense of prior payment or manifest error), counterclaim or recoupment whatsoever, or any right to any thereof (including due to any past, present or future claims of Lessee against Lessor or any other Person for any reason whatsoever); nor shall this Lease terminate (except as expressly provided in Articles 5, 14 and 15 of this Lease), nor shall any of the obligations of Lessee to pay Rent and/or any other amounts payable by Lessee hereunder from time to time be otherwise released, discharged or affected by reason of any circumstance of any character, including (i) any defect in or failure of the title, merchantability, condition, design, engineering, compliance with specifications, operation, or any defect in or lack of fitness for use of all or any portion of the Leased Property, (ii) any damage to, or loss of, or loss of the use of, or destruction or theft of, or abandonment, dismantling, salvage, scrapping or removal of, all or any part of the Leased Property or any part thereof, from any cause whatsoever, the prohibition of the use or possession by Lessee or any other Person of, or any ouster or dispossession by paramount title or otherwise of, the Leased Property or any part thereof, (iii) any interruption or interference with, or cessation in, the use or possession of all or any portion of the Leased Property by any Person for any reason whatsoever or of whatever duration, (iv) any change, waiver, extension, indulgence or other action or omission in respect of any duty, obligation or liability of Lessor, Indenture Trustee, any Participant, or any of their respective Affiliates, any tenant, sublessee or assignee (whether or not permitted under Article 9 hereof), or any other Person, whether or not acting on behalf of any of them, (v) any restriction, prevention or curtailment of or interference with any use of all or any part of the Leased Property or any right, title, estate or interest in any of the foregoing, (vi) the invalidity, disaffirmance, contractual prohibition or unenforceability of this Lease, any of the other Operative Agreements, or any agreement, document, instruction or certificate related thereto, (vii) any failure by Lessor, Indenture Trustee, any Participant, any of their respective Affiliates, any tenant, sublessee or assignee (whether or not permitted under Article 9 hereof) or any other Person to perform any of its or their obligations contained herein or in any of the other Operative Agreements, or by reason of any Liens on all or any part of the Leased Property,
(viii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, moratorium, liquidation or other like proceeding relating to Lessee, Lessor, Indenture Trustee, any Participant, any of their respective Affiliates, any tenant, sublessee or assignee (whether or not permitted under Article 9 hereof), or any other Person, whether or not acting on behalf of any of them, or any action taken with respect to this Lease or any of the other Operative Agreements by any trustee, receiver or like Person with respect to any such Person, or by any court or other tribunal, (ix) any claim that Lessee has against any Person or for any other cause whether similar or dissimilar to the foregoing, (x) any lack of right, power or authority of Lessee, Lessor, Indenture Trustee, any Participant or any other Person to enter into this Lease or any of the other Operative Agreements or any agreement, document, instrument or certificate relating thereto or to any of the transactions contemplated by any thereof or to perform any of the duties, obligations or liabilities hereunder or thereunder or consummate any of such transactions, (xi) any doctrine of force majeure, impossibility, frustration or failure of consideration, (xii) the breach, default or failure of any warranty or representation, if any, made by Lessor in this Lease or by Lessor, Indenture Trustee, any Participant or any other Person in any of the other Operative Agreements, or any agreement, document, instrument or certificate delivered in connection with any thereof, whether by Lessee, Lessor, Indenture Trustee, any Participant or any other Person, or (xiii) any other event, circumstance or happening whatsoever, whether similar or dissimilar to any of the foregoing, and whether or not Lessee shall have notice or knowledge of any such event, circumstance or happening, it being the intention of the parties hereto that all Rent and all other amounts payable by Lessee hereunder from time to time shall continue to be payable in all events in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. In that connection, to the extent not expressly prohibited by Applicable Law, Lessee hereby waives any and all rights, powers and remedies which it may now have or which may at any time hereafter be conferred upon it, by Applicable Law or otherwise, to terminate, cancel, quit or surrender this Lease (except as expressly provided in Articles 5, 14 and 15 of this Lease) or to effect or claim any abatement, diminution or reduction of Rent and all other amounts payable by Lessee from time to time hereunder. Lessee agrees that if, for any reason whatsoever, this Lease shall be terminated or suspended in whole or in part by operation of Applicable Law or otherwise, except as specifically provided herein, Lessee will nonetheless pay an amount equal to each installment and payment of Rent payable by Lessee hereunder from time to time as and at the time such payment would have become due and payable in accordance with the terms and provisions hereof had this Lease not been terminated or suspended in whole or in part. All covenants, agreements and undertakings of Lessee herein and in the other Operative Agreements shall be performed, complied with, discharged and satisfied at Lessee's sole cost, expense and risk unless expressly stated otherwise herein or therein, as the case may be.

                  Nothing in this Section 2.2 or elsewhere in this Lease shall be construed as a guaranty by Lessee of any residual value in the Leased Property or as a guaranty of the Notes. Lessee's covenant to pay Rent, as provided in Article 6, shall be absolute and irrevocable as provided in this
Section 2.2, and shall not affect Lessee's right, at Applicable Law, in equity or otherwise, to enforce the obligations of Lessor under this Lease or the obligations of Lessor, Indenture

Trustee, any Participant, any of their respective Affiliates or any other Person under any of the other Operative Agreements, subject to the applicable terms hereof or thereof, as the case may be.

                  Section 2.3 Disclaimer of Warranties. LESSEE HAS SELECTED THE LEASED PROPERTY ON THE BASIS OF ITS OWN JUDGMENT. LESSEE EXPRESSLY REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT THE LEASED PROPERTY AND EACH PORTION THEREOF ARE LEASED HEREUNDER SUBJECT TO ALL REQUIREMENTS OF APPLICABLE LAW NOW IN EFFECT OR HEREAFTER ADOPTED AND AS IS, WHERE IS, IN THEIR EXISTING STATE AND PHYSICAL CONDITION AND LOCATION, WITH ALL FAULTS, WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, OF ANY KIND BY LESSOR, INDENTURE TRUSTEE, ANY PARTICIPANT, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ACTING ON BEHALF OF ANY OF THEM. NEITHER LESSOR, INDENTURE TRUSTEE, ANY PARTICIPANT, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC OF THE LEASED PROPERTY, OR AS TO WHETHER THE LEASED PROPERTY OR THE OWNERSHIP, USE, OCCUPANCY, OPERATION OR POSSESSION THEREOF, COMPLIES WITH ANY APPLICABLE LAW, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR THE CONFORMITY THEREOF TO ANY PLANS OR ANY OTHER MATTER WHATSOEVER, WHETHER OR NOT DISCOVERABLE, NOR SHALL LESSOR, INDENTURE TRUSTEE, ANY PARTICIPANT, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ACTING ON BEHALF OF ANY OF THEM BE LIABLE FOR OR OBLIGATED WITH RESPECT TO INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY TYPE OR NATURE (INCLUDING ANY LIABILITY IN TORT, STRICT OR OTHERWISE) IN CONNECTION THEREWITH, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE SOLELY BY LESSEE. THE PROVISIONS OF THIS
SECTION 2.3 HAVE BEEN NEGOTIATED BY LESSOR AND LESSEE AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY LESSOR, INDENTURE TRUSTEE, ANY PARTICIPANT, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY PERSON ACTING ON BEHALF OF ANY OF THEM, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY THAT MAY ARISE PURSUANT TO ANY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

                  Each payment of Rent and any other amount due hereunder made by Lessee shall be final, and Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from Lessor, Indenture Trustee, any Participant, any of their respective Affiliates or any other Person for any reason whatsoever except for prior payment or manifest error.

                                    ARTICLE 3

                                BASE LEASE TERM;
                            POSSESSION; RENEWAL TERMS
                            -------------------------

                  Section 3.1 Base Lease Term. The Base Lease Term shall commence on the Closing Date and expire on the Scheduled Expiration Date. In the event Lessee exercises its right to extend the term of this Lease as herein provided or the Term is extended pursuant to Section 22.2 hereof, or this Lease expires or is terminated on an earlier date in accordance with the terms of this Lease, the last day of the Term shall be such extended date or such earlier date, as the case may be (the "Expiration Date").

                  Section 3.2 Fixed Rate Renewal Term. Upon the expiration of the Base Lease Term and each Fixed Rate Renewal Term (other than the final Fixed Rate Renewal Term), Lessee shall have the right and option, subject to the terms of this Article 3, to extend the Term for a fixed rate renewal term (each such renewal term, a "Fixed Rate Renewal Term") of FIVE (5) years (or, if the date specified on Schedule VI hereto as the Fixed Rate Term Expiration Date is less than FIVE (5) years from the commencement of such final Fixed Rate Renewal Term, the expiration date of such Fixed Rate Renewal Term shall be the Fixed Rate Term Expiration Date) commencing immediately following the expiration of the Base Lease Term or the immediately preceding Fixed Rate Renewal Term, as the case may be; provided that in no event shall any Fixed Rate Renewal Term end later than the Fixed Rate Term Expiration Date, as such date may be extended as provided in
Section 3.4(b) hereof.

                  Section 3.3 Fair Market Renewal Terms. Upon the expiration of the Base Lease Term and each Renewal Term, Lessee shall have the right and option, subject to the terms of this Article 3, to extend the Term for a renewal period of not less than TWO (2) years and not more than FIVE (5) years, in the case of the first such renewal period, and for successive renewal periods of FIVE (5) years each thereafter (each, a "Fair Market Renewal Term"; each Fixed Rate Renewal Term and each Fair Market Renewal Term shall be collectively referred to as the "Renewal Terms").

                  Section 3.4 Conditions to Renewal Terms; Right to Extended Fixed Rate Renewal Terms. (a) The right and option of Lessee to extend this Lease for any of the Renewal Terms shall be subject to the following terms:

                 (i) At the times hereinafter set forth for the giving of notice of the exercise of any renewal right, or after which the exercise of the right and option to extend the Term shall be deemed to be effective as provided herein, this Lease shall be in full force and effect and no Event of Default shall have occurred and be continuing;

                (ii) At the commencement of any of the Renewal Terms, this Lease shall be in full force and effect and no Material Default shall have occurred and be continuing;

               (iii) Unless Lessee shall have given written notice to Lessor of the election of a Fair Market Renewal Term as provided below or that it does not desire to extend this

         Lease as herein provided, in each case no later than TWELVE (12) months prior to the expiration of the Base Lease Term or the then current Fixed Rate Renewal Term, as the case may be, Lessee shall be deemed to have elected a Fixed Rate Renewal Term to the extent that this Lease may then be extended for a Fixed Rate Renewal Term as provided herein;

                (iv) Lessee may exercise its right to each Fair Market Renewal Term by giving written notice to Lessor no later than TWELVE (12) months prior to the expiration of the Base Lease Term or the then current Renewal Term, which notice with respect to the first Fair Market Renewal Term shall state the desired length of such first Fair Market Renewal Term (subject to Section 3.3 hereof) and shall be subject to revocation as provided in Section 22.2(b) hereof;

                 (v) Each Renewal Term shall be on the same terms, covenants and conditions set forth in this Lease; provided, however, that Rent, including, without limitation, Stipulated Loss Values, shall be determined in the manner set forth in Sections 3.5 and 3.6 hereof; and

                (vi) No Renewal Term shall cause the Term to extend beyond the Final Date, if any.

                  (b) So long as no Material Default shall have occurred and be continuing, Lessee shall have the right on one occasion to cause a reappraisal of the useful life and residual value of the Improvements (valued taking into account their location) by notice ("Election Notice") given to Lessor not less than TWELVE (12) months prior to the expiration of the Base Lease Term or any Fixed Rate Renewal Term. Such appraisal shall be completed prior to Lessee's giving the Election Notice and conducted by an appraiser selected by Lessee and reasonably acceptable to Lessor, and at the cost and expense of Lessee. If such appraisal indicates that 75% of the then estimated remaining economic useful life of the Improvements (measured from the Closing Date) ends on a date which is later than the Fixed Rate Term Expiration Date, and if on the date which is the last day of 80% of such reappraised estimated remaining economic useful life (the "Reappraised Fixed Rate Term Expiration Date"), the residual value of the Improvements (valued taking into account their location) will be equal to at least 20% of Lessor's Cost of the Improvements (without taking into account inflation or deflation that has occurred or is estimated to occur from the Closing Date through the Reappraised Fixed Rate Term Expiration Date), then the latest date on which a Fixed Rate Renewal Term may end, as provided in Section
3.2 hereof, shall be extended to the Reappraised Fixed Rate Term Expiration
Date.

                  Section 3.5 Rent During Renewal Terms. (a) Basic Rent for each Basic Rent Payment Date during a Fixed Rate Renewal Term shall be payable semi-annually in arrears in the amount of the Fixed Renewal Rent as specified on
Schedule VI.

                  (b) Basic Rent for the first Fair Market Renewal Term shall be 105% of the Fair Market Rental as then determined, and thereafter shall be 100% of the Fair Market Rental for each successive Fair Market Renewal Term; provided, however, that, upon the request of Lessee, accompanied by an opinion of independent tax counsel selected by it concluding that reducing the

Basic Rent during the first Fair Market Renewal Term to 100% of Fair Market Rental will not result in any adverse tax consequences to Lessor or Owner Participant, Lessor shall reduce the Basic Rent during the first Fair Market Renewal Term to 100% of Fair Market Rental provided that Lessor shall not be required to make such reduction if it is advised by its tax counsel that such reduction could result in adverse tax consequences to it or Owner Participant.

                  Section 3.6 Stipulated Loss Value During Renewal Terms. Stipulated Loss Value during the first TEN (10) years of Renewal Terms hereunder shall be equal to 50% of the Aggregate Purchase Price of the Leased Property and thereafter, during any subsequent Renewal Term permitted hereunder, Stipulated Loss Value shall equal 40% of the Aggregate Purchase Price of the Leased Property and in any event, during a Renewal Term Lessee shall pay, together with any payment of Stipulated Loss Value, any Basic Rent due and payable on the date the Stipulated Loss Value amount is to be paid.


                                    ARTICLE 4

                             [INTENTIONALLY OMITTED]
                              ---------------------


                                    ARTICLE 5

                       ECONOMIC TERMINATION; SUBSTITUTION
                       ----------------------------------

                  Section 5.1 Economic Termination. (a) If, (i) at any time during the period starting with the fifth anniversary of the Closing Date and ending one year prior to the date on which the Term is then scheduled to expire, a good faith determination is made by Lessee, as evidenced by an Officer's Certificate, that the Leased Property has become obsolete, surplus or uneconomic to the needs of Lessee and the Affiliates of Lessee, or (ii) at any time prior to the date on which the Term is then scheduled to expire, a good faith determination is made by Lessee, as evidenced by an Officer's Certificate, that disposition of the Leased Property is necessary or advisable for purposes of complying with Applicable Law (including, without limitation, compliance with the requirements of any governmental agency or regulatory authority in order to obtain approval of an acquisition, merger or other business or association proposed by Guarantor or any of its Affiliates), Lessee shall have the right, so long as no Event of Default and (in the case of clause (i) only) no Material Default has occurred and is continuing, on not less than NINETY (90) days' prior written notice (the "Termination Notice") (which Termination Notice shall include the Officer's Certificate) to Lessor and Indenture Trustee (which, except as expressly provided herein, shall be irrevocable), to terminate this Lease on the first Basic Rent Payment Date occurring at least NINETY (90) days after delivery of such notice (the "Obsolescence Termination Date"). The Termination Notice may be revoked by Lessee for any reason up to THIRTY (30) days prior to the Obsolescence Termination Date; provided, however, that no such revocation shall be made during the one year period prior to the date on which the Term is scheduled to expire; and provided, further, that Lessee shall not have the right to revoke more than four Termination Notices hereunder. Upon such termination election, Lessee, as agent for Lessor, shall use all reasonable efforts to sell the Leased Property (subject to any Senior Subleases) for cash on such Obsolescence Termination Date to the highest bidder which is neither Lessee nor an

Affiliate of Lessee. Lessor and Owner Participant may, but shall have no obligation to, attempt to locate a purchaser for the Leased Property, provided that such attempts do not interfere with Lessee's attempts to locate such a purchaser and are coordinated through Lessee, and provided further, that no such sale shall be made to a Competitor of Lessee or any of its Affiliates without the prior written approval of Lessee, which approval Lessee may withhold in its absolute and sole discretion. In the event such a buyer is found, Lessee shall vacate the Leased Property and the sale shall occur on the Obsolescence Termination Date and net sales proceeds shall be paid to Lessor. If the net sales proceeds received by Lessor are less than the Stipulated Loss Value of the Leased Property on the Stipulated Loss Value Determination Date that is the Obsolescence Termination Date, Lessee shall pay to Lessor on such Obsolescence Termination Date such shortfall and all other amounts then due, including any accrued and unpaid Basic Rent payable prior to such Obsolescence Termination Date and any Additional Rent then due. If no such buyer is found by the Obsolescence Termination Date, Lessee may elect to either continue this Lease without any such termination and such election shall count as one of the four permitted revocations of a Termination Notice or vacate the Leased Property (it being understood that sublessees under Senior Subleases need not vacate) and pay to Lessor the Stipulated Loss Value for the Leased Property plus all other amounts then due, including accrued and unpaid Basic Rent payable prior to such Obsolescence Termination Date and any Additional Rent then due on such Obsolescence Termination Date.

                  (b) In the event Lessee elects to terminate this Lease as provided in this Section 5.1, Lessor may elect to retain the Leased Property, subject to Senior Subleases (by notice given to Lessee no later than SIXTY (60) days after Lessor receives the Termination Notice), and thereby relieve Lessee from any obligation to pay Stipulated Loss Value (but Lessee shall nonetheless promptly pay any Basic Rent and Additional Rent then due), provided that no such election shall be made unless Lessor shall have deposited funds sufficient to pay the Notes in full on the Obsolescence Termination Date or shall have otherwise satisfied Indenture Trustee that amounts sufficient to pay the Notes in full on the Obsolescence Termination Date will be available. Upon such an election by the Lessor, Lessee shall pay to Lessor as Basic Rent through the Obsolescence Termination Date the amount, if any, set forth opposite the Obsolescence Termination Date under the caption, "Basic Rent Amount as of Stipulated Loss Value Determination Date" or, if such amount is a negative number, Lessor shall pay Lessee such amount as a refund of Basic Rent allocated to the period after such Obsolescence Termination Date. Upon such termination on the Obsolescence Termination Date Lessor may transfer the Leased Property, subject to Senior Subleases, to such other Person as it shall determine, but at its or such other Person's sole cost and expense, including, without limitation, as to transfer taxes.

                  (c) Upon compliance by Lessee with its obligations under
Section 5.1(a), unless Lessee elects to continue this Lease, this Lease and all obligations and liabilities of Lessee hereunder shall terminate, except for obligations of Lessee which expressly survive the Expiration Date.

                  (d) In the event, for any reason, the purchaser fails to purchase the Leased Property on the Obsolescence Termination Date, this Lease shall continue, and Lessee shall pay any costs incurred by Lessor, any Participant or Indenture Trustee in connection therewith unless such failure resulted from a breach by a party of its obligations under the Operative Agreements, in which case Lessee shall not pay such party's costs.

                  Section 5.2 Substitutions. (a) Upon the occurrence of an Event of Loss or a Taking or if a good faith determination is made by Lessee, as evidenced by an Officer's Certificate, (x) that the Leased Property has become obsolete, surplus or uneconomical in its present state to the needs of Lessee and the Affiliates of Lessee, or (y) that disposition of the Leased Property is necessary or advisable for purposes of complying with this Agreement, or (z) that disposition of the Leased Property is necessary or advisable for purposes of complying with Applicable Law (including, without limitation, compliance with the requirements of any governmental agency or regulatory authority in order to obtain approval of an acquisition, merger or other business or association proposed by Guarantor or any of its Affiliates), Lessee shall have the right, at any time during the Lease Term, to request that the Leased Property be replaced with other property which meets the conditions of paragraph (b) below (the "Replacement Property"). Such request shall be made to Lessor and Indenture Trustee not less than NINETY (90) days prior to the date of such proposed replacement, which notice shall be accompanied by

                 (i) a description of the Replacement Property;

                (ii) an appraisal from the Appraiser with respect to the Fair Market Value, remaining economic useful life and residual value of the Replacement Property and of the Leased Property; and

               (iii) a title report, a Survey and an Environmental Report with respect to the Replacement Property, in each case reasonably acceptable to Lessor.

                  (b) Any replacement of the Leased Property as provided in paragraph (a) above shall be subject to the approval of Lessor and the satisfaction of the following conditions precedent (at Lessee's sole cost and expense); provided that, in the case of a replacement as a result of an Event of Loss, a Taking or an event described in Section 5.2(a)(z), Lessor shall not have the right to withhold its approval if Lessee has satisfied the following conditions precedent:

                  (A) on the date of such replacement the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof in form and substance reasonably satisfactory to Lessor shall have been delivered to Lessor, Owner Participant and Indenture Trustee:

                           (1) a Lease Supplement covering the Replacement
                  Property;

                           (2) so long as the Indenture shall not have been
                  discharged and satisfied, an Indenture Supplement covering the Replacement Property;

                           (3) conveyance documents with respect to the
                  Replacement Property which are substantially similar to, and which shall be integrated into the transactions contemplated by the Operative Agreements with respect to such Leased Property in substantially the same manner as, the conveyance documents delivered with respect to the Leased Property on the Closing Date, executed by the owner thereof in favor of Lessor and any other applicable party;

                           (4) a Mortgage and an Assignment of Leases and Rents
                  with respect to the Replacement Property; and

                           (5) evidence of the making of (I) so long as the
                  Indenture shall not have been discharged, such Uniform Commercial Code financing statements and fixture filings covering the security interests created by the Indenture, and
                  (II) such "precautionary" Uniform Commercial Code financing statements and fixture filings as are deemed necessary or desirable by counsel for Lessor to protect the ownership interests of Lessor and the security interests of Indenture Trustee in the Replacement Property;

                  (B) on such replacement date, Lessor shall receive good title to the Replacement Property free and clear of Liens (other than Permitted Liens of the type specified in clauses (a), (b), (c), (e),
         (h), and (j) of the definition thereof) and each of Lessor and Indenture Trustee shall have received a title insurance policy (or a binding marked commitment to issue the same) in form and substance satisfactory to Lessor and Indenture Trustee insuring their interests in the Replacement Property for its Fair Market Value and the amount of the Notes secured thereby, respectively;

                  (C) Lessor shall have received evidence reasonably satisfactory to it that the Fair Market Value, expected residual value, condition, utility and remaining economic useful life of the Replacement Property is, in each case, no less than the Fair Market Value, expected residual value, condition, utility and remaining economic useful life of the Leased Property prior to the event giving rise to such substitution, assuming such Leased Property was in the condition required by this Lease;

                  (D) Owner Participant shall have received an opinion of independent tax counsel (selected by Owner Participant and reasonably acceptable to Lessee) to the effect that there should be no adverse tax consequences resulting from such replacement and Lessee shall have agreed to indemnify Owner Participant in a manner satisfactory in all respects to Owner Participant for any such adverse tax consequences. Alternatively, so long as the Credit Rating of Guarantor shall satisfy the Minimum Credit Criteria, if such independent tax counsel is unable to deliver such opinion, Lessee shall have agreed to either (i) adjust Rent in accordance with Section 6.6 hereof by, or (ii) pay as Additional Rent, an amount sufficient to protect Owner Participant's Net Economic Return against such adverse tax consequences and to indemnify Owner Participant in a manner satisfactory in all respects to Owner Participant against any adverse tax consequences resulting from such adjustment to Rent or payment of Additional Rent;

                  (E) no Event of Default or (in the case of an Event of Loss, a Taking or an event described in clause (x) or (y) of paragraph (a) of this Section 5.2 only) no Material Default shall have occurred and be continuing after giving effect to such substitution;

                  (F) Lessor and Indenture Trustee shall have received Rating Agency Confirmation;

                  (G) Guarantor shall execute and deliver to Lessor, Indenture Trustee and each Participant an agreement pursuant to which Guarantor confirms its obligations after giving effect to the replacement of the Leased Property; and

                  (H) Lessee and/or the seller of such Replacement Property shall have satisfied the conditions set forth in Sections 3(a)(7),
         (12), (13), (14), (15), (16), (17) (if the Replacement Property
         includes a Remainder), (18), (22), (23), (29), (30), (31), (32), (35)
         and (36) and the corresponding provisions of Section 3(c) of the Participation Agreement with respect to such Replacement Property and otherwise complied with this Section 5.2, and Lessor, each Participant and Indenture Trustee shall have received such other documents, certificates and opinions as shall be reasonably requested.

                  (c) Should Lessee have provided Replacement Property in accordance with paragraphs (a) and (b) of this Section 5.2, (y) the Replacement Property shall become the Leased Property for all purposes of this Lease, which shall continue in full force and effect with respect to such Replacement Property; and (z) Lessor shall convey as-is, where-is, without recourse or warranty, except for a warranty against Lessor's Liens and Owner Participant's Liens, to Lessee all right, title and interest of Lessor in and to the Leased Property being replaced by executing and delivering to Lessee such bills of sale and other documents and instruments as Lessee may reasonably request to evidence such conveyance.


                                    ARTICLE 6

                         BASIC RENT AND ADDITIONAL RENT
                         ------------------------------

                  Section 6.1 Payment. During the Base Lease Term, rent in the amounts and for the periods occurring during the Base Lease Term as set forth in
Schedule III-A hereto will be paid by Lessee on the dates as specified on
Schedule III-A under the caption "Basic Rent Payment Date" and in the amounts as specified on Schedule III-A under the caption "Basic Rent Payment." Basic Rent shall be allocated to each Lease Period in the amount set forth for such Lease Period on Schedule III-B, provided, however, that no Basic Rent shall be allocated to the Rent Holiday Period. Basic Rent allocated to any Lease Period pursuant to Schedule III-B shall be further allocated ratably to each day within such Lease Period. Basic Rent shall accrue for the use of the Leased Property pursuant to this Lease in the manner so allocated in the immediately preceding two sentences. It is the intention of Lessor and Lessee that the allocations of Basic Rent to each Lease Period as set forth in Schedule III-B constitute specific allocations of fixed rent within the meaning of Treasury Regulation section 1.467-1(c)(2)(ii). Basic Rent with respect to the applicable Renewal Term in the amount described in Section 3.5 of this Lease will be paid by Lessee semi-annually in arrears, commencing on the first Basic Rent Payment Date following the start of such Renewal Term, and continuing on each Basic Rent Payment Date thereafter occurring during such Renewal Term. With the exception of the Rent Holiday Period, Basic Rent shall be allocated to each calendar year in the Term based on the assumption that each calendar year in the Term is

360 days, consisting of four 90 day quarters and twelve 30-day months with each quarter consisting of three 30-day months.

                  Section 6.2 Additional Rent. Lessee also agrees to pay Lessor, or to whomsoever shall be entitled thereto, without any duplication of payment, any and all Additional Rent promptly as the same shall become due and owing. Lessee agrees to pay during the Term, as Additional Rent, in addition to all other sums constituting Additional Rent, all amounts payable by Lessee under the Operative Agreements, and all amounts of additional interest payable with respect to the Notes pursuant to Section 1.4(b) of the First Supplemental Indenture.

                  Section 6.3 Late Charge. Any payment of Rent which is not paid by Lessee on the date that it is due shall bear interest at the Late Rate from (and including) such due date to (but excluding) the date such Rent is paid in full with such interest.

                  Section 6.4 Manner of Payment of Rent and Additional Rent. Basic Rent and Additional Rent shall be paid to whomsoever shall be entitled thereto without demand, prior notice, abatement, deduction, counterclaim, defense, or offset, in Dollars at Lessor's address as set forth in Schedule 1 to the Participation Agreement, or to such other Person or at such other address as Lessor or as such Person, respectively, may designate in writing. Each payment of Basic Rent due hereunder shall be made, or caused to be made, by Lessee by 11:00 a.m. local time in New York, New York, in immediately available funds having same day value on the date when such payment shall be due. In any case where the scheduled date for a payment of any Rent hereunder shall not be a Business Day, such payment shall be made on the next succeeding Business Day and, for all purposes of this Lease, such payment shall be deemed due on such next succeeding Business Day. Anything herein to the contrary notwithstanding (so long as the Loan remains outstanding and the Liens of the Security Documents have not been discharged and released), any payment of Basic Rent, Stipulated Loss Value, sums payable by Lessee as a result of the disposition of Lessor's interest in the Leased Property and other income, revenues, issues, profits, insurance proceeds, condemnation awards, bankruptcy claims, liquidated damages and other payments, tenders and security now or hereafter due and payable to or receivable by Lessor shall be paid by Lessee (to the extent that the same are payable by Lessee) to Indenture Trustee; provided, however, anything in this Lease to the contrary notwithstanding, any payment constituting an Excepted Payment shall be paid to the Person entitled thereto.

                  Section 6.5 Minimum Rental Amounts. During the Base Lease Term, (i) the amount of the installment of Basic Rent (both before and after any reduction or other adjustment thereof pursuant to Section 6.6 of this Lease) and payments of Additional Rent consisting of interest on the Notes pursuant to
Section 1.4(b) of the First Supplemental Indenture, payable on each Basic Rent Payment Date or on such other date as any installment of Basic Rent may be due and payable shall be at least equal to the aggregate amount of principal (other than principal due by reason of prepayment or acceleration) and accrued interest due and payable on such Basic Rent Payment Date or such other date in respect of all Notes then outstanding and (ii) each payment of Stipulated Loss Value (both before and after any reduction or other adjustment thereof pursuant to Section
6.6 of this Lease) shall be at least equal to an amount sufficient, as of the date of payment, to pay in full the principal of and interest on all outstanding Notes on and as of such date of payment. Nothing in this Section 6.5 or elsewhere in this Lease shall be construed as a guaranty by Lessee of any residual value in the Leased Property or as a guaranty of any Notes.

                  Section 6.6 Adjustments to Average Annual Basic Rent, Basic Rent, Stipulated Loss Value, etc. Average Annual Basic Rent, Basic Rent and Stipulated Loss Value shall be subject to adjustment in the event that:

                 (i) (A) the transaction shall close on a date other than the Scheduled Closing Date or (B) Transaction Expenses paid by Lessor or Owner Participant in accordance with its obligation set forth in
         Section 18(b)(i) of the Participation Agreement in respect of the Leased Property and the Other Leased Properties shall be in an amount which is other than 3.25% of the Aggregate Purchase Price for the Leased Property and the Other Leased Properties;

                (ii) there shall be an Additional Equity Investment or a Supplemental Financing in respect of Alterations;

               (iii) after September 26, 2000 and prior to the Closing Date a Change in Tax Law that adversely affects Owner Participant's Tax Assumptions occurs; or

                (iv) there shall be a Refinancing or an adjustment of Rent pursuant to Section 5.2(b)(D)(i) hereof.

In each such case, Average Annual Basic Rent, Basic Rent and Stipulated Loss Value percentages shall be adjusted upward or downward by such amounts as will preserve Owner Participant's Net Economic Return, which adjustments shall be computed solely on the basis of the Tax Assumptions and the Pricing Assumptions (as such Assumptions may be adjusted as a result of previous adjustments to Basic Rent pursuant to this Section 6.6) and subject to compliance with the limitations of Section 467 of the Code and the Regulations thereunder in the same manner as prior to such adjustment unless a change in Section 467 of the Code or the Regulations thereunder has occurred after the Closing Date, in which case the adjustment will comply with such change, and otherwise utilizing the same methodology as was used in the initial calculation of Basic Rent and, to the extent not inconsistent with the foregoing, will minimize the implicit financing cost to Lessee of the Basic Rent payable under this Lease. Any adjustment pursuant to clause (i) of the first sentence of this Section 6.6 shall be made on or before the date that is FIVE (5) Business Days prior to the first Basic Rent Payment Date. Subject to the foregoing, adjustments shall be made as soon as practical after the event requiring an adjustment. Each adjustment of Average Annual Basic Rent, Basic Rent or Stipulated Loss Value percentages shall be evidenced by the execution and delivery of a Lease Supplement, but shall be effective as of the occurrence of the event requiring an adjustment without regard to when such Lease Supplement is so executed and delivered.

                  Owner Participant shall confirm to Lessee, by means of a certificate of one of its vice presidents, that the adjustments to Average Annual Basic Rent, Basic Rent and Stipulated Loss Value percentages were computed on the basis required by this Section 6.6. The accuracy of any such calculation shall be subject to confirmation, at the request of Lessee, by an indepen-dent auditing firm selected by Lessee and acceptable to Owner Participant; provided that such auditing firm shall execute a confidentiality agreement reasonably acceptable to Owner Participant. The fees and expenses of such independent auditing firm shall be paid by Lessee, unless the net present value of Basic Rent payable as determined by such auditing firm (using the Discount
Rate) shall be less than that calculated by Owner Participant by 10 basis points or more, in which case Owner Participant shall pay such fees and expenses. Except as provided in the immediately preceding sentence, the costs and expenses of all adjustments hereunder (including, without limitation, filing and documentation costs, and reasonable legal fees and expenses incurred by the Persons involved in effecting such adjustments) shall be for the account of Lessee.

                  Section 6.7 Stipulated Loss Values. (a) Stipulated Loss Values for the Base Lease Term have been calculated on the basis that (1) any Basic Rent actually due and payable on the date of such calculation shall not be paid;
(2) any Basic Rent scheduled to be paid prior to the date of such calculation is assumed to have been paid; and (3) any Basic Rent scheduled to accrue on or after the date of such calculation shall not accrue. During the Base Lease Term, any installment of Basic Rent otherwise scheduled to become due and payable on or after the date on which any payment of Stipulated Loss Value becomes due and payable shall not be due and payable hereunder. Stipulated Loss Value, as of any date in the Base Lease Term as shown under the column entitled "Net Stipulated Loss Value" on such Schedule IV, has been increased by the amount shown on
Schedule IV for such date under the column entitled "Basic Rent Amount as of Stipulated Loss Value Determination Date" (or decreased by such amount if such amount is a negative number). Any increase referred to in the previous sentence shall be treated as, and shall constitute, a payment of Basic Rent, and any decrease referred to in the previous sentence shall be treated as, and shall constitute, a refund of Basic Rent.

                  (b) Stipulated Loss Values for any Renewal Term shall be determined in accordance with Section 3.6 hereof.


                                    ARTICLE 7

                                    INSURANCE
                                    ---------

                  Section 7.1 Coverage. Subject to Lessee's rights of self-insurance set forth in this Section 7.1, Lessee shall maintain:

                  (a) all-risk property insurance covering each and every component of the Leased Property against physical loss or damage, including, but not limited to fire and extended coverage, collapse, flood and earth movement in an amount at least equal to the replacement value. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

                  (b) "boiler and machinery" insurance with respect to damage (not insured against pursuant to Section 7.1(a) hereof) to the boilers, pressure vessels or similar apparatus located on the Leased Property for risks normally insured against under boiler and machinery policies;

                  (c) commercial general liability insurance written on an occurrence basis (not claims made basis) with a limit of not less than $1,000,000 per occurrence. Such coverage shall include, but shall not be limited to, premises/operations, explosion, collapse, underground hazards, hostile fire and limited sudden and accidental pollution, contractual liability, independent contractors, products/completed operations, property damage, bodily injury, advertising injury and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages when insurable by law;

                  (d) (i) Workers' Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of Lessee while at work or in the scope of his employment with Lessee and (ii) Employer's Liability in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusion; and

                  (e) excess or umbrella liability insurance in an amount not less than $100,000,000 written on an occurrence basis (i.e., not claims made basis) providing coverage limits in excess of the insurance limits in (c) and (d)(ii) above. Such insurance shall follow from the primary insurance and drop down in case of exhaustion of underlying limits. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under law.

The insurance required to be maintained pursuant to this Lease shall be no less favorable than that generally maintained by Lessee and the U.S. operating subsidiaries of Guarantor on properties which are owned or operated by them and all insurance carried pursuant to this Section shall be placed with such insurer having a minimum A.M. Best rating of A.X and a Credit Rating of not less than Baa2 by Moody's and BBB by Standard & Poor's, and be in such form, with terms, conditions, limits and deductibles as shall be acceptable to the Lessor; provided that such insurance may be reinsured by insurers in which Lessee or any of its Affiliates has an interest.

                  Any of the foregoing insurance coverages may be carried as a part of blanket policies, provided that (i) amounts shall not be less than those required by this Section 7.1; (ii) any such policy(ies) shall otherwise comply with the requirements of this Article 7; and (iii) the protection afforded, except for the exhaustion of aggregate limits, under any such policy(ies) shall be no less than that which would have been afforded under a separate policy or policies relating only to the Leased Property.

                  Notwithstanding the preceding provisions of this Section 7.1, Lessee shall be entitled to self-insure and/or have deductibles against all risks described in Section 7.1(a)-(d) so long as such risks retained do not exceed $10,000,000 in any single occurrence, no Event of Default shall have occurred and be continuing for THIRTY (30) days and the Credit Rating of Guarantor shall not be less than Baa2 by Moody's and BBB by Standard & Poor's.

                  Section 7.2 Policy Provisions. Any insurance policy required to be maintained by Lessee pursuant to Section 7.1 shall:

                  (a) specify Lessee as the insured and, except in the case of the insurance described in Section 7.1(d), Lessor, each Participant and Indenture Trustee (in both its individual and trust capacities) as additional insureds as to all such insurances. It shall be understood that any obligation imposed upon the Lessee, including but not limited to the obligation to pay premiums, shall be the sole obligation of Lessee and not of Lessor, any Participant or Indenture Trustee;

                  (b) provide, in the case of insurance carried pursuant to
         Section 7.1(a) and (b), that all insurance proceeds in respect of any loss or occurrence (i) shall be adjusted with Lessee, unless (and only for so long as) an Event of Default shall be continuing, in which case such proceeds shall be adjusted solely with Lessor and (ii) shall be payable (x) if in an amount (including amounts with respect to which Lessee is self-insured as provided in Section 7.5 hereof) of $10,000,000 or less and no Material Default is continuing, to Lessee in accordance with Section 14, and (y) in all other circumstances unless and until the Indenture shall have been satisfied and discharged in accordance with Section 3.1 thereof, to Indenture Trustee and thereafter, to Lessor;

                  (c) provide that, in respect of the interests of Lessor, each Participant and Indenture Trustee, such policies shall not be invalidated by any action or inaction of Lessee or any other Person (other than the Person making the claim thereunder) and shall insure Lessor, each Participant and Indenture Trustee regardless of, and any claims for losses shall be payable notwithstanding:

                          (i) any act of negligence, including any breach of any
                  condition or warranty in any policy of insurance, of Lessee or any other Person (other than the Person making the claim thereunder);

                         (ii) the occupation or use of the Leased Property for
                  purposes more hazardous than permitted by the terms of the policies;

                        (iii) any foreclosure or other similar proceeding or
                  notice of sale relating to any of the Leased Property; and

                         (iv) any change in the title to or ownership of any of
                  the Leased Property after Lessee and its insurance underwriter has notice of such change in title or ownership;

                  (d) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of Lessor, each Participant or Indenture Trustee under any other insurance policies covering a loss that is also covered under the insurance policies maintained or arranged by Lessee pursuant to this Article 7 and shall expressly provide that all provisions thereof, except the limits of liability

         (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

                  (e) provide that any cancellation thereof shall not be effective as to Lessee, Lessor, each Participant or Indenture Trustee until at least THIRTY (30) days after receipt by Lessee, Lessor, each Participant or Indenture Trustee, as applicable, of written notice thereof; provided that such delayed effectiveness shall not be required where the insurance proposed to be canceled has been replaced with other insurance, or Lessee has self-insured, in either case in accordance with the terms hereof;

                  (f) waive any right of subrogation of the insurers against Lessor, each Participant and Indenture Trustee, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, each Participant and Indenture Trustee; and

                  (g) provide that the whole or any part of the right, title and interest of Lessor therein may be assigned to Indenture Trustee.

                  Section 7.3 Certificates of Insurance; Performance by Lessor. On or prior to the Closing Date and on or before the TENTH (10th) day after the expiration of any policy maintained pursuant to this Article 7 and not less than FIVE (5) days prior to any assignment of Lessee's interest in this Lease permitted under Section 9.5 of this Lease, Lessee shall deliver to each of Lessor, each Participant and Indenture Trustee certificates of insurance issued by the insurers evidencing the insurance maintained pursuant to this Article 7 or, to the extent Lessee is permitted to self-insure under the requirements established in Section 7.1 of this Lease and Lessee has elected to do so, an Officer's Certificate that self-insurance is permitted under Section 7.1 of this Lease and that self-insurance is in place for any insurance coverage required under this Article 7 that is not otherwise evidenced by the insurers' certificates of insurance. In the event that Lessee shall fail to maintain insurance or provide notice of self-insurance as herein provided, Lessor, Indenture Trustee, each Participant and/or their respective successors, designees, or assigns may at their respective option, but without obligation, provide such insurance and, in such event, Lessee shall, within THIRTY (30) days after receipt of demand from time to time, reimburse Lessor, Indenture Trustee, each Participant and/or their respective successors, designees, or assigns for the cost thereof, together with interest on such cost at the Late Rate computed from the date of payment of such cost to the date of reimbursement. Lessor, Indenture Trustee, each Participant and/or their successors, designees, or assigns shall give prompt written notice to Lessee of any such insurance.

                  Section 7.4 General. Lessor shall be entitled, upon reasonable advance notice, to review Lessee's insurance policies carried and maintained with respect to the Leased Property and Lessee's obligations under this Article
7. Upon request, Lessee shall furnish Lessor with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Article 7 or any provision of this Agreement shall impose on Lessor or any Participant any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Lessee, nor shall Lessor or any Participant be responsible for any representations or warranties made by or on behalf of Lessee to any insurance broker, company or underwriter.

                  Section 7.5 Proceeds. All proceeds of property insurance policies or self-insurance maintained pursuant to this Article 7 shall be paid in the manner set forth in Article 14 of this Lease; provided, however, that, if the applicable Section of this Lease requires that the proceeds of property insurance be retained by Lessor or Indenture Trustee because a Material Default shall have occurred and be continuing, and Lessee was self-insured with respect to the occurrence which would have generated such proceeds, then Lessee shall, within SEVEN (7) days after receipt of written notice from Lessor or Indenture Trustee, as the case may be, pay a sum equal to the proceeds which would have been paid by the insurance policies required under Section 7.1(a) (assuming that there was no deductible allowed and no self-insurance in place), to Lessor or Indenture Trustee, as the case may be, as though there were an actual policy of insurance in place.

                  Section 7.6 Separate Insurance. Nothing in this Article 7 shall be construed to prohibit Lessor, each Participant, and/or Indenture Trustee from insuring at its own expense any Leased Property or its interest therein, provided any insurance so maintained shall not provide for or result in a reduction of the coverage or the amounts payable under any of the insurance required to be maintained by Lessee under this Article 7.


                                    ARTICLE 8

                       USE; REQUIREMENTS OF APPLICABLE LAW
                       -----------------------------------

                  Section 8.1 Use. Lessee may use the Leased Property for any Permitted Uses, it being understood that Lessee shall have the right not to utilize the Leased Property or any part thereof at any time and from time to time, subject to compliance with all other terms of this Lease and Other Requirements as defined on Schedule VI. "Permitted Uses" shall mean any lawful purposes except that no use may be made (whether by Lessee or any assignee or sublessee of Lessee or otherwise) (a) which would violate Section 8.2 or 8.3 hereof upon, in or relating to the Leased Property or any portion thereof, (b) which would void any certificate of occupancy required for the Leased Property, or (c) which results in the primary use of the Leased Property being (i) the mining or removal of any oil, gas or minerals or (ii) the handling, transportation, processing, storage or disposal of Hazardous Materials on or at the Leased Property.

                  Section 8.2 Compliance with Applicable Law. During the Term, at Lessee's expense and without expense to any Participant, Lessor or Indenture Trustee, Lessee will comply in all material respects with the provisions of all Applicable Law governing the use, operation, condition or maintenance of, or otherwise affecting, the Leased Property; provided, however, that this Section
8.2 shall not apply to compliance with Environmental Laws, which compliance shall be governed solely by Section 8.3.

                  Section 8.3 Environmental Covenants. In order to induce Lessor to enter into this Lease, Lessee covenants and agrees during the term of this
Lease:

                  (a) to comply in all material respects and to cause all assignees, tenants, subtenants and other Persons occupying or conducting operations on the Leased Property to comply in all material respects with all Environmental Laws now or hereafter applicable to the Leased Property or any operation thereon or to Lessee and its subtenants, assignees, tenants and other Persons occupying or conducting operations on the Leased Property, except where failure to comply is in the process of being investigated, remediated or otherwise addressed, remedied or cured in compliance with applicable Environmental Laws and would not have a material adverse effect on the ability of Lessee (taking into account the Guarantee) to perform its obligations hereunder and under the other Operative Agreements;

                  (b) to have sole responsibility for any and all costs and expenses of compliance with applicable Environmental Laws, including any such compliance directed to each Participant, Indenture Trustee or Lessor or to which any of the foregoing may become subject;

                  (c) not to generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on the Leased Property, or transport or permit the transportation of Hazardous Materials to or from the Leased Property in any quantity or manner which would violate in any material respect, or give rise to material liability under, any applicable Environmental Laws; provided that Lessee shall not be in breach of this covenant if it is complying with reasonable promptness and diligence, including by way of investigation or remediation, with applicable Environmental Laws in response to such generation, use, treatment, storage, Release or disposal;

                  (d) to conduct or cause to be conducted any investigation, study, sampling and testing and undertake any Remedial Action with respect to Hazardous Materials on or from the Leased Property as required by and in accordance with the requirements of the applicable Environmental Laws; provided, however, that if such Remedial Action would include the use of institutional controls or land use restrictions that would have a material adverse effect on the Fair Market Value of such Leased Property or that would preclude the use of such Leased Property in a manner which is substantially similar to its then current or intended use, Lessor's consent shall be required (which consent shall not be unreasonably withheld); provided further, however, that no such consent shall be required for any institutional controls or use limitations (x) that may apply in the future to the Leased Property if so identified in Part B of Schedule 4 to the Participation Agreement, so long as such limitations and controls are not materially more restrictive than the limitations and controls currently in effect for the Other Leased Property as identified in Part A of Schedule 4 to the Participation Agreement (taking into account differences in applicable state law), or (y) currently in effect for the Leased Property as identified in Part A of Schedule 4 to the Participation Agreement;

                  (e) (i)   Lessee shall promptly notify Lessor, Owner
         Participant and Indenture Trustee of (A) any fact, circumstance, condition, occurrence or Release of Hazardous Materials occurring at or from the Leased Property relating to any underground storage tank or otherwise that may be reasonably expected to result in an expense in excess of $5,000,000 relating to or as a result of noncompliance with any applicable Environmental Law, such notice to be given no later than THIRTY (30) days after the condition is discovered by Lessee or such Release or occurrence takes place, whichever is later, and (B) any pending or threatened Environmental Claim that may reasonably be expected to result in an expense in excess of $5,000,000 against Lessee relating to the Leased Property, such notice to be given no later than TEN (10) Business Days after Lessee receives written notice that such Environmental Claim is commenced or threatened. To the extent possible, all such notices shall describe in reasonable detail the nature of the Environmental Claim, investigation, condition, incident or occurrence and Lessee's response thereto.

                      (ii) Upon the written request of Lessor, Owner Participant or Indenture Trustee, Lessee shall provide Owner Participant, Lessor and Indenture Trustee (so long as the Notes remain outstanding) with copies of all written, non-privileged communications with any Governmental Authority or third party, or other documents reasonably requested by the foregoing Persons, relating to the subject of any notice required under Section 8.3(e)(i).

                      (iii) Lessee shall provide reports relating to any Environmental Claim relating to the subject of any notice required under Section 8.3(e)(i) in such detail as may reasonably requested by Owner Participant, Lessor or Indenture Trustee. In addition, if any Release or other condition occurs at the Leased Property that relates to any underground storage tank or otherwise that may reasonably be expected to result in an expense in excess of $5,000,000 relating to or as a result of noncompliance with any applicable Environmental Law or Environmental Claim, Owner Participant or Lessor may require with respect to the Leased Property that is the subject of the claim at Lessee's sole cost and expense, the undertaking of a Phase I environmental audit and, if such Phase I environmental audit discloses any environmental condition or conditions that reasonably require a Phase II environmental audit, a Phase II environmental audit for the Leased Property. All audits pursuant to this provision shall be prepared by a consultant that is, and the scope of the audit shall be, reasonably acceptable to the requesting Person.

                      (iv) Subject to the terms of Article 17 (other than the timing limits contained in the last sentence of the first paragraph thereof), Lessor, Owner Participant, or their respective agents, employees, contractors or representatives shall have the right, but not the duty, at its own cost and expense (unless an Event of Default is continuing in which case such inspection will be at Lessee's cost and expense), to enter upon the Leased Property during reasonable times and upon reasonable notice to monitor and inspect any Release of Hazardous Materials thereon that relates to an underground storage tank or otherwise that may result in an expense in excess of $5,000,000 relating to or as a result of or any violation of an applicable Environmental Law, if after being required by applicable Environmental Law to do so, Lessee fails to (i) contest the allegations surrounding such violations in accordance with the terms hereof or (ii) commence such investigation, response, removal, corrective action or remediation to the extent required by applicable Environmental Law promptly thereafter and to continue diligently to effect such action or contest. In exercising its rights herein, each such party shall use reasonable efforts to minimize interference with the Lessee's business but any such entry shall not constitute an eviction of Lessee, in whole or in part. If any Governmental Authority shall ever require testing to ascertain whether there has been a Release or violation of applicable Environmental Laws, then the costs thereof shall be paid by Lessee;

         (f) Lessee acknowledges that asbestos and asbestos-containing materials may have been used in the construction of the Leased Property. Lessee shall maintain the Leased Property and cause alterations to be performed to the Leased Property in compliance with Environmental Law applicable to asbestos; and

         (g) Lessee agrees to undertake, promptly and at its own expense, appropriate Remedial Action regarding the items described in Schedule VIII hereof; provided, however, that if such Remedial Action would include the use of institutional controls or land use restrictions that would have a material adverse effect on the Fair Market Value of such Leased Property or which would preclude the use of such Leased Property in a manner which is substantially similar to its then current or intended use, Lessor's consent shall be required (which consent shall not be unreasonably withheld); provided further, however, that no such consent shall be required for any institutional controls or use limitations (x) that may apply in the future to the Leased Property if so identified in Part B of Schedule 4 to the Participation Agreement, so long as such limitations and controls are not materially more restrictive than the limitations and controls currently in effect for the Other Leased Property as identified in Part A of Schedule 4 to the Participation Agreement (taking into account differences in applicable state law), or (y) currently in effect for the Leased Property as identified in Part A of Schedule 4 to the Participation Agreement.

                  Section 8.4 Contests. (a) Subject to the terms of Section 8.4(b) of this Lease, during the Term, Lessee may contest the validity or application of any Applicable Law by appropriate proceedings diligently conducted in good faith in the name of Lessee, or, if the provisions of any Applicable Law require that such proceeding be brought by or in the name of Lessor, with Lessor, in the name of Lessor, or both, without any cost or expense to Lessor so long as such proceedings shall not interfere with the disposition of the Leased Property or any part thereof or involve (i) any material risk of the sale, forfeiture or loss of the Leased Property, (ii) a material risk of extending the ultimate imposition of such Applicable Law beyond the termination of the Term, (iii) any risk of criminal liability being imposed on Lessor, Indenture Trustee or any Participant, or (iv) a material risk of reduction of the value, utility or remaining useful life (except to an insignificant extent) of the Leased Property. Any such contest shall be deemed to constitute a confirmation by Lessee that Lessor, Indenture Trustee and each Participant is covered by the provisions of Section 16 of the Participation Agreement with respect to matters being contested.

                  (b) Subject to Section 8.4(a) and satisfaction of the following conditions, Lessee, at its sole cost and expense, may contest the assertion by any Governmental Authority or any other Person of any Applicable Law affecting all or a portion of the Leased Property:

                 (i) with respect to contests so instituted, no Event of Default under the Lease or the other Operative Agreements has occurred and is continuing;
                (ii) any such contests, once instituted, unless discontinued, settled or compromised, shall be prosecuted diligently until a final judgment is obtained; and
               (iii) Lessee may only delay compliance with the subject Applicable Law until the earlier to occur of: (A) a determination by the applicable judicial or Governmental Authority that the contest is unsuccessful, which determination is not, or ceases to be, subject to further appeal, or (B) the discontinuance, settlement or compromise of such judicial proceeding or proceeding involving or heard by a Governmental Authority.

                  Section 8.5 Records and Reports. Lessee shall maintain records and reports with respect to the Leased Property as required by Applicable Law and consistent with good industry standards, and shall retain copies thereof for the period mandated by any such Applicable Law. Such records and reports shall be made available to Lessor as provided in Article 17 hereof.
                  Section 8.6 Compliance with Matters of Record and Leases. Lessee shall comply in all material respects with the covenants, conditions, restrictions, easements, declarations and other matters of record which affect title to the Leased Property. To the extent that any interest in the Leased Property held by Lessor is being held by Lessor under the terms and provisions of a lease, then Lessee shall comply with the covenants, conditions, terms and provisions of such lease. Lessee shall use its commercially reasonable efforts to discharge, release, or otherwise remove the Liens identified on Part A and Part B-1 of Schedule II hereto as promptly as practicable, but in any event within five years after the Closing Date. Lessee shall provide to Lessor an annual written report describing Lessee's efforts to discharge, release, or otherwise remove the Liens identified on Part A and Part B-1 of Schedule II hereto; provided, however, that Lessee's failure to provide any such report shall not constitute a Default or an Event of Default pursuant to the Operative Agreements. Within 180 days after the fifth anniversary of the Closing Date, Lessee shall provide Lessor with an indemnification reasonably satisfactory to Lessor with respect to any Liens identified on Schedule II hereto which have not been discharged, released, or otherwise removed prior to the return of the Leased Property to Lessor pursuant to the terms hereof, notwithstanding Lessee's commercially reasonable efforts to do so as provided herein.
                                    ARTICLE 9
                   ASSIGNMENT AND SUBLETTING; EXISTING LEASES
                   ------------------------------------------
                  Section 9.1  [Intentionally Omitted]
                  Section 9.2 Subletting of Portions of the Leased Property Without Lessor's Consent. Lessee (and each direct and indirect sublessee thereof) may sublease and sub-sublease all or any part of the Leased Property to any Person at any time on such terms and conditions as Lessee (or such direct or indirect sublessee) may desire in its sole discretion, without the consent of Lessor; provided, however, that (i) any such sublease or sub-sublease shall be expressly subject and subordinate to this Lease and shall not release Lessee or Guarantor from any of their respective obligations or liabilities under this Lease or the Guarantee, as the case may be, of any nature whatsoever; (ii) no such sublease or sub-sublease may be entered into if a Material Default has occurred and is continuing; (iii) any sublessee or sub-sublessee shall not be bankrupt at the inception of the sublease or sub-sublease and shall be permitted to use the Leased Property only for Permitted Uses; and (iv) unless consented to by Lessor (which consent shall be in its sole and absolute discretion) any such sublease or sub-sublease shall be for a term that does not extend beyond the Term. Notwithstanding the foregoing, any Existing Sublease shall not be subject and subordinate to this Lease and may, to the extent currently provided under such Existing Sublease, extend beyond the Term.

                  Section 9.3 Delivery of Non-disturbance Agreements by Lessor.
(a) If, at the time that a subordination, non-disturbance and attornment agreement is requested by Lessee with respect to a sublease or sub-sublease to a third party (which is not an Affiliate of Lessee or Guarantor) as permitted under Section 9.2 hereof (i) Guarantor's Credit Rating shall satisfy the Minimum Credit Criteria, (ii) the rental under the sublease or the sub-sublease (computed in a manner consistent with respect to the amounts covered in clause
(vi) below) shall not be less than fair market rental on a per square foot basis for tenants with a Credit Rating comparable to the sublessee or sub-sublessee and for lease terms comparable to the sublease or sub-sublease, in each case as reasonably determined by Lessee, (iii) unless Lessor shall have otherwise consented in its sole and absolute discretion as provided in Section 9.2(iv) above, the term of the sublease or sub-sublease does not extend beyond one day prior to the Scheduled Expiration Date of this Lease or any expiration date of a Renewal Term then in effect, as applicable, (iv) the sublease or sub-sublease shall be no less restrictive with respect to the Leased Property's alteration, use, maintenance, compliance with laws and inspection rights and obligations than this Lease, (v) if such sublease or sub-sublease is for all of the Leased Property, the surrender of possession conditions in such sublease or sub-sublease (other than the requirement for an Environmental Report) shall be as restrictive as the surrender of possession conditions in this Lease, and (vi) the sublease or sub-sublease will contain provisions that obligate the sublessee to pay a pro rata share of operating expenses of the Leased Property unless such amount is reflected in the rental thereof, Lessor shall execute and deliver a subordination, non-disturbance and attornment agreement in the form attached to this Lease as Exhibit A (a "Non-disturbance Agreement") with respect to such sublease or sub-sublease within TEN (10) Business Days after request by Lessee so long as (x) Lessee pays all reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection therewith, (y) no Material Default has then occurred and is continuing and (z) the form of such sublease or sub-sublease has been approved or deemed approved pursuant to
Section 9.4 of this Lease.

                  (b) If, at the time that a Non-disturbance Agreement is requested by Lessee, Guarantor's Credit Rating shall not satisfy the Minimum Credit Criteria, Lessor shall execute and deliver a Non-disturbance Agreement with respect to a sublease or sub-sublease to a third party within THIRTY (30) days after request by Lessee if the sublessee or sub-sublessee has a Credit Rating that shall satisfy the Minimum Credit Criteria or an equivalent rating from another nationally recognized rating agency, and the requirements of
Section 9.3(a) hereof (other than clause (i) thereof) are met.

                  (c) Should Lessee or any of its Affiliates acquire the sublessee's interest under a Senior Sublease, Lessee agrees to, or agrees to cause such Affiliate to, subordinate such interest to this Lease and to the Liens of the Security Documents.

                  Section 9.4 Non-disturbance Agreement. With respect to each request by Lessee for a Non-disturbance Agreement, Lessee shall deliver to Lessor and Owner Participant the final form of sublease or sub-sublease together with a certificate from Lessee outlining in reasonably satisfactory detail whether or not Lessor is obligated under this Article 9 to deliver a Non-distur-bance Agreement and the reasons therefor. Within FIVE (5) Business Days after receipt of such certificate and form of sublease or sub-sublease (except with respect to a sublease or sub-sublease that extends beyond the Term), Lessor shall deliver its approval or disapproval of the form of such sublease or sub-sublease, which approval shall not be unreasonably withheld so long as all of the conditions specified above are satisfied, and Lessor shall be deemed to have approved the form of such sublease or such sub-sublease if it shall not have delivered any approval or disapproval within such period. If the term of such sublease or sub-sublease shall extend beyond the Term, Lessor shall have 30 days to deliver its approval or disapproval of the form of such sublease or sub-sublease and shall not be deemed to have approved such form if it shall not have responded within such period. If Lessor disapproves of the form of sublease or sub-sublease, Lessor shall deliver to Lessee, in reasonable detail, the reasons for its disapproval.

                  Section 9.5 Assignment of Lease. Subject to the delivery of the opinion required in Section 9.6 of this Lease and so long as no Material Default has occurred and is continuing, Lessee may assign its interest in this Lease without the consent or approval of Lessor.

                  Section 9.6 Continued Obligation of Lessee. No assignment or sublease permitted hereunder shall relieve Lessee of any of its obligations, liabilities or duties hereunder and under the other Operative Agreements, which shall be and remain those of a principal and not a guarantor. On or prior to the effective date of any assignment of this Lease, Lessee covenants and agrees that it shall deliver an opinion of counsel to Lessor in form and content reasonably satisfactory to Lessor that each of Lessee and Guarantor has not been relieved or released from its respective obligations, liabilities and duties hereunder and under the other Operative Agreements to which Lessee or Guarantor, as applicable, is a party by reason of such assignment, together with an estoppel certificate from Lessee in the form described in Section 21.4 of this Lease with the additional representation that Lessee has no off-sets or defenses with respect to Lessee's obligations under the Lease or any of the other Operative Agreements.

                  Section 9.7 Assignment of Subleases. (a) Existing Subleases are hereby assigned by Lessor to Lessee for the Term, and Lessee assumes and agrees to perform each and every obligation of the landlord with respect to the Existing Subleases affecting the Leased Property, whether such obligations accrued prior to the Closing Date or accrue during the period from and after the Closing Date to the date such Existing Subleases are absolutely reassigned to Lessor as provided in Section 9.7(b) hereof.

                  (b) Upon the expiration of the Term in circumstances in which Lessee is returning the Leased Property to Lessor in accordance with Article 13 hereof, (1) each Existing Sublease and (2) each and every sublease that Lessee may enter into with respect to the Leased Property from time to time after the Closing Date (the "Assigned Subleases") in the Leased Property shall automatically and without further action of Lessor or Lessee be assigned to Lessor, in all cases free and clear of all Liens except Lessor's Liens and Owner Participant's Liens. Upon Lessor's reasonable request, Lessee shall execute an assignment of leases in form and substance reasonably satisfactory to Lessor confirming the foregoing.

                                   ARTICLE 10

                             MAINTENANCE AND REPAIRS
                             -----------------------

                  Section 10.1 Maintenance and Repairs. Lessee, at its sole cost and expense, shall maintain the Leased Property and make all repairs, restorations, renewals and replacements to the Leased Property, including, without limitation, the heating, ventilating, air conditioning, mechanical, electrical, and plumbing systems, roof, walls and foundations, and the fixtures and appurtenances to the Leased Property as and when needed to maintain the Leased Property in the quality and condition in effect at the inception of this Lease, ordinary wear and tear excepted, and in accordance with the customary practice of Lessee and the U.S. operating subsidiaries of Guarantor for similar property occupied and operated by them regardless of whether the repairs, restorations, renewals and replacements are structural or nonstructural, ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of Lessee, its agents, employees, invitees, visitors and contractors. Lessee shall make all repairs, restorations, renewals and replacements in compliance with Applicable Law including, without limitation, all Environmental Laws.

                  Section 10.2 Repairs. Lessee shall, at its sole cost and expense, promptly repair in a good and workmanlike manner any items listed on
Schedule 5 to the Participation Agreement as in effect on the date hereof.


                                   ARTICLE 11

                             ALTERATIONS; ADDITIONS
                             ----------------------

                  Section 11.1 Alterations; Additions. (a) During the Term, Lessee shall make all alterations, renovations, modifications, additions or improvements to the Improvements, including, without limitation, construction of new facilities with respect thereto and expansion and rearrangement of the Improvements ("Alterations"), which are required by Applicable Law. In addition, Lessee may make any Alterations (which may include, without limitation, destruction or demolition of existing Improvements) without Lessor's consent, provided that:

                 (i) the cost of such Alterations (including any related destruction or demolition) is reasonably expected to be less than 15% of Lessor's Purchase Price;

                (ii)  no Material Default has occurred and is continuing; and

               (iii) such Alterations do not decrease (other than to a de minimis extent) the Fair Market Value, expected residual value, condition, utility or remaining economic useful life of the Leased Property below the Fair Market Value, expected residual value, condition, utility or remaining economic useful life of the Leased Property immediately prior to the Alterations, assuming the Leased Property was in the condition required by this Lease, or cause the Leased Property to be characterized as "limited use property" as defined in Revenue Procedure 76-30.

                  (b) Lessee may also make Alterations (which may include, without limitation, destruction or demolition of existing Improvements), the cost of which are reasonably expected to be equal to or greater than 15% of Lessor's Purchase Price, without Lessor's consent (including, without limitation, Alterations which involve a complete reconstruction of a facility or any part thereof which is included as part of the Leased Property), provided that:

                 (i) such Alterations do not decrease (other than to a de minimis extent) the Fair Market Value, expected residual value, condition, utility or remaining economic useful life of the Leased Property below the Fair Market Value, expected residual value , condition, utility or remaining economic useful life of the Leased Property immediately prior to the Alterations (assuming the Leased Property was in the condition required by this Lease) or cause the Leased Property to be characterized as "limited use property" as defined in Revenue Procedure 76-30;

                (ii) Lessee has delivered to Lessor the plans and specifications relating to the proposed Alteration and an Officer's Certificate which includes an estimate of the cost of such Alterations and states that such Alterations can be completed prior to the earlier of (A) three years after commencement of such Alterations and (B) ONE HUNDRED EIGHTY
         (180) days prior to the expiration of the Term; and

               (iii) either Guarantor's Credit Rating shall satisfy the Minimum Credit Criteria or Lessee shall have delivered to Lessor a letter of credit or other form of credit support from an entity which meets the Minimum Credit Criteria, which credit support shall be in form reasonably satisfactory to Lessor and in an amount equal to not less than 110% of the cost of such Alterations, as indicated in the Officer's Certificate delivered pursuant to clause (ii).

                  (c) It is understood and agreed that, so long as no Material Default shall have occurred and be continuing, Lessee shall have the right to construct on the Site, without the consent or approval of Lessor, additional buildings and other facilities (including, without limitation, gas station facilities and/or improvements) which are not an integral part of the Improvements ("Additions"), subject to the execution and delivery of easement agreements and/or shared facilities agreements between Lessee and Lessor that meet the requirements of Section 18(t) of the Participation Agreement and which agreements do not, in the reasonable judgment of Lessor, decrease (other than to a de minimis extent) the Fair Market Value, expected residual value, condition, utility or remaining economic useful life of the Leased Property, assuming the Leased Property was in the condition required by this Lease, or adversely affect Lessor's or Owner Participant's rights and interests under this Lease and the other Operative Agreements.

                  (d) If Lessee shall make or cause to be made any Alterations or Additions, it shall do so in a good and workmanlike manner and in compliance with Applicable Law (subject to Lessee's contest rights as provided herein), and such Alterations or Additions, as the case may be, shall be free of Liens other than Permitted Liens. Whenever Lessee is making Alterations, Lessee shall commence such Alterations promptly and, once commenced, shall diligently pursue the completion of such Alterations and, in any event, shall complete such Alterations prior to the date occurring ONE HUNDRED EIGHTY (180) days before the end of the Term or within THREE (3) years after commencement of such Alterations, whichever is earlier.

                  Section 11.2 Permanent and Non-Severable. All Alterations not required by Applicable Law, which are severable from the Leased Property, which have not been financed by a Supplemental Financing or an Additional Equity Investment, and which may be removed therefrom without (a) decreasing (other than to a de minimis extent) the Fair Market Value, expected residual value or remaining economic useful life of the Leased Property from the Fair Market Value, expected residual value and remaining economic useful life that the Leased Property would have had if such Alterations had never been made and (b) causing material damage to the Leased Property (after taking into account the repairs which would be required to return the Leased Property to its condition prior to the time that such Alterations were made (provided that Lessee makes all such repairs)) ("Severable Alterations") shall remain the property of Lessee. All Additions shall remain the property of Lessee. If requested by Lessor at least ONE HUNDRED EIGHTY (180) days prior to the end of the Term, all Severable Alterations and all Additions shall, and otherwise may, be removed at the end of the Term in accordance with Section 11.5 of this Lease. Any such Severable Alterations or Additions which Lessor has not requested be removed and which Lessee elects to leave in place at the end of the Term shall, at such time, become Lessor's property and title thereto shall vest in Lessor without compensation to Lessee. All Alterations which are not Severable Alterations will become part of the Leased Property and title thereto will automatically vest in Lessor when made without compensation to Lessee, and will thereupon become part of the Leased Property subject to this Lease. On the Expiration Date at the request of Lessor, Lessee shall deliver a deed and bill of sale to Lessor covering all Alterations which are not Severable Alterations and all other Alterations and Additions which Lessee is not removing from the Leased Property, in each case, appropriate to transfer title to Lessor, free and clear of all Liens other than Permitted Exceptions, Lessor's Liens and Participant Liens.

                  Section 11.3 Financing of Alterations. The financing of any Alterations shall comply with Section 15(a) of the Participation Agreement. In connection with any such permitted financing Lessor shall, subject to the provisions of Sections 15(a) and 18(t) of the Participation Agreement, provide Lessee with such easements and other rights as may be reasonably required to accomplish such financing.

                  Section 11.4 Cooperation. If any Applicable Law requires that Lessor submit a request for governmental approvals and permits in connection with any Alterations or Additions, Lessor shall subject to the terms and conditions of Section 18(t) of the Participation Agreement cooperate in obtaining all necessary governmental permits and approvals to complete any such Alterations or Additions without any cost or expense to Lessor, Indenture Trustee or any Participant.

                  Section 11.5 Obligations with Respect to Alterations and Additions at End of Term. At the end of the Term, if requested by Lessor pursuant to Section 11.2 hereof, Lessee shall remove all Additions and all Alterations which are not owned by Lessor and as to which Lessor has not consented to their remaining on the Leased Property. Lessee shall diligently complete the removal of such Additions and Alterations (including any portion thereof below ground level) in a good and workmanlike manner in compliance with Applicable Law, and shall restore the land on which such Alterations or Additions were constructed to grade.

                  Section 11.6 Integration of Leased Property. Lessee shall have the right during the Term to integrate the Leased Property with land which is adjacent to or in the vicinity of the Leased Property for the purpose of providing such access and other easement and/or use rights on, over and/or under the Site and such other land as Lessee considers necessary or appropriate for its business purposes, and subject to the terms and conditions of Section 18(t) of the Participation Agreement (or conditions substantially equivalent thereto given the particular circumstances) Lessor agrees to execute such agreements relating to such access, easement and/or use rights as Lessee shall reasonably request.


                                   ARTICLE 12

                                      LIENS
                                      -----

                  Section 12.1 Liens. At no time during the Term shall Lessee, directly or indirectly, create, incur, assume or suffer to exist any Liens on or with respect to the Leased Property, or any component thereof, right or title thereto or any interest or estate therein or in this Lease, except for Permitted Liens. Lessee will promptly remove and discharge any Liens (other than Permitted Liens) upon the Leased Property or any Rent payable hereunder which arises for any reason, including all Liens which arise out of the use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Leased Property. If any Lien (other than any Permitted Lien) is filed or recorded against any portion of the Leased Property, Rent, or any part thereof, Lessee will cause such Lien to be discharged of record or bonded (to the extent permitted by Applicable Law) or otherwise rendered void within THIRTY (30) days after notice thereof; provided, however, that Lessee shall not be required to so discharge or bond any such Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve (i) any material risk of the sale, forfeiture or loss of the Leased Property or (ii) a material risk of reduction of the value, utility or remaining useful life (except to an insignificant extent) of the Leased Property, and shall not interfere with the disposition, of the Leased Property or any part thereof. If a final judgment, after the exhaustion of all appeals by Lessee, establishes the validity or existence of a Lien (other than a Permitted
Lien) for any amount, Lessee shall promptly satisfy such judgment and release such Lien of record. If Lessee fails to pay any charge for which a Lien (other than a Permitted Lien) has been filed or recorded, as the case may be, Lessor, at its option, after THIRTY (30) days' prior written notice to Lessee, may pay the Lien and related costs and interest, and the amount so paid, together with reasonable attorneys' fees and other reasonable expenses incurred by Lessor in connection therewith, will be immediately due from Lessee to Lessor, together with interest at a rate equal to the Late Rate from the date any such payment was made by Lessor until Lessor is paid in full with such interest, all as Additional Rent. Nothing contained in this Lease is intended to be or should be deemed to be the consent or agreement of Lessor to the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or to subject Lessor's interest therein to liability under any mechanics' or other lien under Applicable Law. If either Lessor or Lessee receives notice that a Lien has been filed or is about to be filed against any portion of the Leased Property, or any action affecting title to the Leased Property has been commenced on account of work done for Lessee or materials furnished to Lessee, Lessor or Lessee, as the case may be, shall promptly give the other party written notice of such Lien or action.


                                   ARTICLE 13

                                   END OF TERM
                                   -----------

                  Section 13.1 Surrender; Environmental Compliance. (a) On the Expiration Date (which for avoidance of doubt shall include the date this Lease terminates pursuant to Section 20 hereof), Lessee shall surrender the Leased Property in good order and condition, ordinary wear and tear excepted free and clear of all Liens other than Permitted Exceptions (excluding those Liens which are required to be removed in accordance with the provisions of Section 8.6 hereof), Lessor's Liens and Participant's Liens, in compliance with all provisions of Articles 8, 10 and 11 hereof. In addition, prior to the Expiration Date, Lessee, at its own expense, shall provide Lessor with (i) a valid certificate of occupancy for the Leased Property and (ii) an Environmental Report (addressed to Lessor) dated not more than ONE HUNDRED TWENTY (120) days and not less than THIRTY (30) days prior to the Expiration Date, and if such Environmental Report (or Lessor in good faith) identifies Remedial Action that is required by applicable Environmental Laws then in effect with respect to the Leased Property or any part thereof, Lessee, at its sole expense, will promptly undertake and complete such required Remedial Action in compliance with such Environmental Laws then in effect; provided, however, that if such Remedial Action would include the use of institutional controls or land use restrictions that would have a material adverse effect on the Fair Market Value of such Leased Property or which would preclude the use of such Leased Property in a manner which is substantially similar to its then current or intended use, Lessor's consent shall be required (which consent shall not be unreasonably withheld); and provided further that no such consent shall be required for institutional controls already in place as of the date hereof or as otherwise have been put into effect for the Leased Property without violating this Lease. To the extent any Remedial Action is required to be performed by Lessee after the Expiration Date, Lessor shall, subject to Section 18(t) of the Participation Agreement, provide, or cause to be provided to Lessee, all such easements, licenses and rights of way as may be reasonably necessary to enable Lessee to perform such work.

                  (b) In the event this Lease shall have terminated by reason of the occurrence of an Event of Default or, if an Event of Default shall have occurred hereunder by reason of Lessee's failure or refusal to perform its obligations under Section 13.1(a), Lessor may engage an environmental consultant, satisfactory to it, to prepare an Environmental Report of the Leased Property (which shall be addressed to Lessor). Lessee shall take any Remedial Action as is recommended by such Environmental Report or is otherwise reasonably necessary to remediate the Leased Property in accordance with applicable Environmental Laws consistent with its obligations under Section 13.1(a). Lessee shall pay, as Additional Rent hereunder, the costs and expenses for such Environmental Report within THIRTY (30) days of delivery to Lessee of an invoice therefor.

                                   ARTICLE 14

                              DAMAGE OR DESTRUCTION
                              ---------------------

                  Section 14.1 Notice of Destruction During the Lease Term; Event of Loss. (a) If at any time during the Lease Term the Improvements included in the Leased Property are damaged or destroyed by fire or other casualty and such damage or destruction affects Improvements constituting more than the lesser of 25% of Lessor's Purchase Price of the Leased Property or $5,000,000, Lessee shall promptly notify Lessor, each Participant and Indenture Trustee. Lessee shall furnish to Lessor, each Participant and Indenture Trustee within NINETY (90) days following such damage or destruction an Officer's Certificate stating that (i) the Leased Property will be replaced within ONE HUNDRED EIGHTY (180) days after such notice in accordance with Section 5.2 or
(ii) Lessee elects to comply with the provisions of Section 14.2 hereof relating to restoration or replacement of the Leased Property affected by such damage or destruction or (iii) Lessee has determined in good faith that such damage or destruction constitutes an Event of Loss, is declaring such damage or destruction an Event of Loss and will cause a termination of this Lease on the first Basic Rent Payment Date which is at least ONE HUNDRED EIGHTY (180) days after such damage or destruction (the "Casualty Termination Date"), it being agreed that if Lessee shall not have made the election referred to in clause (i) or (ii) within such NINETY (90) day period, Lessee shall be deemed to have made the election referred to in clause (iii).

                  (b) If Lessee makes or is deemed to have made the election provided in Section 14.1(a)(iii), on the Casualty Termination Date (i) Lessee shall pay to Lessor (A) the Stipulated Loss Value as of the Stipulated Loss Value Determination Date that is the Casualty Termination Date, (B) any Basic Rent due prior to and unpaid as of the Casualty Termination Date and accrued and unpaid Additional Rent to and including the Casualty Termination Date, and (C) all expenses of Lessor and the Participants under this Article 14 including, without limitation, reasonable attorneys' fees and expenses, as Additional Rent,
(ii) Lessor shall convey or cause to be conveyed all of Lessor's interest in the Leased Property (which for this purpose shall include, without limitation, all property damage insurance proceeds (other than that paid from insurance maintained by Lessor, any Participant or Indenture Trustee in accordance with
Section 7.6 of this Lease) and all other rights applicable to Lessor's interest in the Leased Property, other than the right to receive Excepted Payments in respect thereof) to Lessee in accordance with and subject to the provisions of
Section 22.1 of this Lease, and (iii) this Lease and all obligations of Lessee not theretofore accrued hereunder shall terminate (except for the obligations of Lessee which expressly survive the Expiration Date).

                  Section 14.2 Repair and Restoration Obligation in Case of Partial Destruction. (a) If Lessee makes the election provided in Section 14.1(a)(ii) hereof, Lessee shall promptly commence and diligently prosecute to completion the repair and restoration or replacement of the portions of the Leased Property affected by the damage or destruction (whether or not insurance proceeds are available) in accordance with all Applicable Law so as to complete the repair and restoration or replacement within the time period referred to in paragraph (b) of this Section 14.2, all at Lessee's expense, so as to make the Fair Market Value, expected residual value, condition, utility and remaining economic useful life of the Leased Property after such repairs and restorations or replacement at least equal to the Fair Market Value, expected residual value, condition, utility and remaining economic useful life of the Leased Property existing immediately prior to such damage or destruction (provided that if the Leased Property is returned to the quality and condition it was in prior to such damage or destruction (assuming for this purpose that Lessee was maintaining the Leased Property in accordance with Section 10 hereof), it shall be deemed to have a Fair Market Value, expected residual value, condition, utility and useful life at least equal to the Fair Market Value, expected residual value, condition, utility and useful life of the Leased Property existing prior to such damage or destruction). The quality of materials and workmanship of such repairs and restoration or replacement shall be in accordance with the provisions of
Article 10 of this Lease. Such repairs and rebuilding or replacement shall be completed free and clear of Liens other than Permitted Liens. Provided no Material Default shall have occurred and be continuing, (i) all insurance proceeds in respect of damage or destruction in an amount of $10,000,000 or less (including all self-insurance amounts) shall be paid directly to Lessee, which shall apply such proceeds to the repairing or rebuilding of the Leased Property and (ii) all amounts (including amounts with respect to which Lessee is self-insured as provided in Section 7.5) of insurance proceeds in respect of damage or destruction which exceed $10,000,000 shall be paid to Lessor (or to Indenture Trustee if the Liens of the Security Documents have not been discharged and released), subject to release to Lessee upon compliance with the conditions set forth in paragraph (c) of this Section 14.2. If a Material Default shall have occurred and be continuing, all insurance proceeds (and self-insurance amounts in accordance with Section 7.5 hereof) shall be paid to Lessor (or, to Indenture Trustee, if the Liens of the Security Documents have not been discharged and released) for application to all reasonable expenses of Lessor and Indenture Trustee under this Section 14.2 (including, without limitation, all reasonable attorneys' fees and expenses) and the cost of repair or rebuilding as and when the same is completed by Lessee or, at Lessor's option, such proceeds shall be applied to pay Rent hereunder, but the application of such proceeds to Rent shall in no event affect or offset Lessee's obligation to repair and restore the Leased Property as provided herein. To the extent that there are any excess property damage insurance proceeds, such proceeds shall be the sole and exclusive property of Lessee unless a Material Default shall have occurred and be continuing under this Lease, in which case such proceeds shall be delivered to Lessor (or to Indenture Trustee if the Liens of the Security Documents have not been discharged and released) and shall be retained as security for Lessee's obligations hereunder.

                  (b) The repair and restoration referred to in paragraph (a) of this Section 14.2 shall be completed within THREE (3) years following the election by Lessee described in Section 14.1(a)(ii) hereof, subject to extension for delays attributable to strikes, lockouts, acts of God, embargoes, governmental restrictions and other causes beyond Lessee's reasonable control (other than inability to make payment), but in all cases such repair and restoration shall be completed by the end of the Term. If Lessee fails to complete such repair and restoration within the time period provided in this paragraph, such failure shall be deemed an Event of Loss as of such third year anniversary, as such date may be extended pursuant to this paragraph (b), with respect to such damage or destruction and on or prior to such third anniversary Lessee may replace the Leased Property in accordance with Section 5.2 or the Casualty Termination Date shall be the first Basic Rent Payment Date occurring at least NINETY (90) days after such third anniversary and the other provisions of Section 14.1 hereof shall apply.

                  (c) So long as no Material Default shall have occurred and be continuing, any insurance proceeds in respect of property damage or destruction being held by Lessor (or Indenture Trustee) shall be paid to Lessee from time to time upon written request of Lessee and upon receipt by Lessor, each Participant and Indenture Trustee (if the Liens of the Security Documents have not been discharged and released) of a certificate of Lessee (i) showing in reasonable detail the cost of repairing, restoring or replacing any damaged or destroyed portions of the Improvements, (ii) stating that such damaged or destroyed portions of the Improvements have been repaired, restored or replaced to the standards, if any, required by Section 14.2(a), (iii) stating further that no Material Default has occurred and is continuing, (iv) stating that all proceeds previously paid to Lessee with respect to such property damage or destruction have been utilized in such repair, restoration or replacement and (v) stating that the proceeds then held by the Indenture Trustee are sufficient to complete such repair, or if not, that Lessee will make available funds which, together with such proceeds, shall be sufficient to complete such repair. If any such proceeds are paid with respect to any damaged or destroyed portions, the same shall be applied to reimburse Lessee for the cost thereof and the balance, if any, shall be retained by Lessee. If any payment payable to Lessee under this
Section 14.2(c) is received by Lessor (or Indenture Trustee), it shall promptly be paid over to Lessee (and Lessor shall thereafter use reasonable efforts to cause the Person obligated to pay the same to make payment directly to Lessee). Except as specified herein, Lessee shall be free to apply such payments for such purposes as it shall deem appropriate.


                                   ARTICLE 15

                                  CONDEMNATION
                                  ------------

                  Section 15.1 Notice of Total Taking During the Term; Lessee Obligations. (a) Lessee shall promptly notify Lessor, each Participant and Indenture Trustee of any event or occurrence which could result in a Total Taking, and, within THIRTY (30) days after the determination has been made that a Total Taking will occur or has occurred, shall deliver an Officer's Certificate to such effect and stating (i) that the Leased Property will be replaced within ONE HUNDRED EIGHTY (180) days after such notice in accordance with Section 5.2 or (ii) that this Lease will be terminated on the first Basic Rent Payment Date which is at least NINETY (90) days after the date of such Officer's Certificate (the "Taking Termination Date").

                  (b) Unless Lessee has replaced the Leased Property pursuant to an election referred to in clause (i) in Section 15.1(a) above, on the Taking Termination Date (i) Lessee shall pay to Lessor (A) the Stipulated Loss Value as of the Stipulated Loss Value Determination Date that is the Taking Termination Date, (B) all expenses of Lessor under this Section 15.1 including, without limitation, reasonable attorneys' fees and expenses as Additional Rent (unless such expenses have been separately paid by Lessee), and (C) any Basic Rent due prior to and unpaid as of the Taking Termination Date and all accrued and unpaid Additional Rent to and including the Taking Termination Date, and (ii) this Lease and all obligations of Lessee not theretofore accrued hereunder shall terminate (except for the obligations of Lessee which expressly survive the Expiration Date). To the extent that Lessee has made payment as provided in clause (i) above, it shall be entitled to receive from Lessor such portion of any condemnation award and other consideration payable in connection with such taking as shall be attributable to Lessee's interest in the Leased Property.

                  Section 15.2 Partial Taking. In case of a Taking other than a Total Taking (a "Partial Taking") during the Lease Term, Lessee shall give prompt notice thereof to Lessor, Indenture Trustee and the Participants and Lessee shall have the following options: (1) to the extent the Taking relates to an Improvement, Lessee shall have the right, at its sole cost and expense, to construct a replacement Improvement on the Site which has a Fair Market Value, expected residual value, condition, utility and remaining economic useful life at least equal to the Improvement which is the subject of the Taking, (2) to replace the Leased Property within ONE HUNDRED EIGHTY (180) days after such notice in accordance with Section 5.2 or (3) to terminate this Lease with respect to that part of the Leased Property subject to the Partial Taking on the date title thereto vests in the condemning authority responsible for the Taking, provided that if the option referred to in clause (3) is elected, at its cost, Lessee shall restore so much of the Leased Property as remains to good condition and repair, in compliance with Applicable Law. In each case, Lessee shall continue to remain liable for the performance in full of all of its obligations under this Lease, including, without limitation, the obligation to pay in full Rent, Stipulated Loss Value, and all other amounts due and owing under this Lease without any reduction, abatement or limitation. The option referred to in clause (1) must be elected prior to the date that title vests in the condemning authority responsible for the Taking, and shall be accompanied by an Officer's Certificate of Lessee with respect to the cost of construction of the replacement Improvement and the estimated time for completion thereof. Any condemnation proceeds attributable to the portion of the Leased Property subject to the Partial Taking shall be paid to Lessee for application to all expenses of Lessor, Lessee, the Participants and Indenture Trustee (if the Loan is outstanding and the Liens of the Security Documents have not been discharged and released) under this Section 15.2 (including, without limitation, reasonable attorneys' fees and expenses) and the cost of construction as described in clause (1), the cost of replacement as described in clause (2) or the cost of restoration as described in clause (3) of the first sentence of this Section
15.2. To the extent that there are any excess condemnation awards after application as provided in the preceding sentence of this Section 15.2 (the "Excess Partial Condemnation Proceeds"), such excess shall be paid to Lessee and Lessor, as their interests may appear.

                  Section 15.3 Temporary Taking. In the case of any condemnation, confiscation or seizure of use or possession of the Leased Property which does not constitute a Total Taking or a Partial Taking (a "Temporary Taking"), this Lease shall remain in full force and effect, there shall be no adjustment of Rent and, provided that no Material Default has occurred and is continuing, Lessee shall be entitled to the entire condemnation award and other consideration resulting from such Temporary Taking to the extent attributable to any period during the Term, and Lessor shall be entitled to all such amounts attributable to any period after the Term. If any Material Default shall have occurred and be continuing, such proceeds shall be delivered to Lessor (or to Indenture Trustee if the Liens of the Security Documents have not been discharged and released) and shall be retained as additional security for Lessee's obligations hereunder.

                                   ARTICLE 16

                         COLLATERAL ASSIGNMENT BY LESSOR

                  Section 16.1 Collateral Assignment by Lessor. Pursuant to the Security Documents with respect to the Leased Property, Lessor has, among other things, collaterally assigned its right, title and interest hereunder to Indenture Trustee and granted a first Lien on Lessor's interest in the Leased Property to Indenture Trustee all upon the terms and conditions set forth in the Security Documents and, pursuant to Section 9(b)(6) of the Participation Agreement, Lessee hereby consents to such assignment and grant of Lien.

                  Section 16.2 Rights of Assignees. Any assignee of Lessor permitted under Section 5(b)(4) of the Participation Agreement shall, except as otherwise agreed by Lessor and such assignee, have all the rights, powers, privileges and remedies of Lessor hereunder. Lessee acknowledges and agrees that it has received written notice of the collateral assignment referred to in
Section 16.1 hereof pursuant to the Security Documents and, accordingly, Lessee shall make payments of Basic Rent and Additional Rent (other than Excepted Payments) due hereunder to Indenture Trustee, to the extent specified in the Security Documents and Section 6.4 hereof, and such payments shall discharge the obligation of Lessee to Lessor hereunder to the extent of such payments.

                  Section 16.3 Lease Superior. This Lease and Lessee's rights hereunder are and shall continue to be superior to and have priority over any lease (other than Existing Leases), mortgage, indenture, deed of trust or other Lien, together with any renewals, extensions, modifications, consolidations and replacements of such encumbrance, hereafter affecting or placed, charged or enforced against all or any portion of the Leased Property or any interest of Lessor in it or Lessor's interest in this Lease and the leasehold estate created by this Lease (except to the extent that Lessee and the holder of any of the foregoing enter into an agreement or instrument which expressly provides that this Lease is subject and subordinate to it).

                  Section 16.4 Original Lease. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original "Counterpart No. 1" that contains the receipt therefor executed by Indenture Trustee on or following the signature page thereof.


                                   ARTICLE 17

                 ENTRY ON LEASED PROPERTY; INSPECTION OF RECORDS
                 -----------------------------------------------

                  Section 17.1 Entry on Leased Property. Lessor, each Participant and Indenture Trustee, their agents, employees and contractors, at their own expense, or after an Event of Default has occurred and is continuing at Lessee's expense, may enter the Leased Property (to be accompanied by a designated representative of Lessee) during normal business hours and upon not less than FIVE (5) Business Days' prior notice to conduct inspections of the Leased Property, or exhibit the Leased Property to bona fide prospective purchasers or lenders, excluding desig-nated secured areas. Other than during a period when an Event of Default shall have occurred and be continuing or during the TWELVE (12) month period prior to the expiration of the Term of the Lease, such inspections shall not be made during the periods from November 1 in any year through January 31 in the following year or from the second Saturday before Easter Sunday in any year through the second Saturday following Easter in that year, and shall be limited to no greater than once per calendar year.

                  Lessee waives any claim for damages for any injury or inconvenience to or interference with Lessee's business or any loss of occupancy or quiet enjoyment of the Leased Property occasioned by such entry; except if the claim arises out of the gross negligence or willful misconduct of such parties or their respective agents or contractors in connection with such entry. In the exercise of its right of entry hereunder, such parties shall use all reasonable efforts not to interfere with the business operations of Lessee or any other Person at the Leased Property. In addition, subject to such confidentiality requirements as Lessee shall deem necessary or appropriate and upon reasonable prior notice, Lessor, each Participant and Indenture Trustee and their agents, employees and contractors, shall be entitled to inspect the books and records relating to the condition, maintenance and operation of the Leased Property (other than in respect of any businesses operated thereon) at the offices of Lessee or any Affiliate of Lessee that may be subleasing the Leased Property and to meet with representatives of Lessee regarding the same, in each case during normal business hours; provided, however, that nothing in this Agreement shall require Lessee to disclose any of its Tax returns or Tax calculations.


                                   ARTICLE 18

                                 QUIET ENJOYMENT
                                 ---------------

                  Section 18.1 Quiet Enjoyment. (a) So long as no Event of Default has occurred and is continuing, Lessee shall have and be entitled to, and neither Lessor nor anyone claiming by, through or under Lessor shall interfere with, the peaceful and quiet possession and enjoyment of the Leased Property by Lessee during the Term of this Lease.

                  (b) So long as no event of default has occurred and is continuing under a Senior Sublease, lessee or sublessee thereunder shall have and be entitled to, and neither Lessor nor anyone claiming by, through or under Lessor shall interfere with, the peaceful and quiet possession and enjoyment by such lessee or sublessee of the portion of the Leased Property to which such Senior Sublease relates during the term of such Senior Sublease.


                                   ARTICLE 19

                                     DEFAULT
                                     -------

                  Section 19.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" (whether any such Event of Default shall be voluntary or involuntary or shall arise or be effected by operation of Applicable Law or pursuant to or in compliance with any requirement of Applicable Law), and shall give rise to the rights on the part of Lessor described in Article 20 hereof:

                  (a) (i) failure of Lessee to pay any Basic Rent or any Additional Rent with respect to additional interest on the Notes pursuant to Section 1.4(b) of the First Supplemental Indenture when due and the continuation of such failure for FIVE (5) Business Days;

                  (ii) failure of Lessee to pay Stipulated Loss Value when due and the continuation of such failure for FIVE (5) Business Days after receipt by Lessee and Guarantor of notice of such failure; or

                 (iii) failure of Lessee to make any other payment of Additional Rent hereunder and the continuation of such failure for THIRTY (30) days after receipt by Lessee and Guarantor of notice of such failure; or

                  (b) any representation or warranty (relating to the Lessee or the Leased Property) made by Lessee in this Lease or in any one or more of the other Operative Agreements (other than the Tax Indemnification Agreement) to which it is a party or made by Lessee in any certificate furnished by Lessee pursuant to this Lease or any such other Operative Agreement was false or inaccurate in any material respect when made, and which is not cured within THIRTY (30) days after receipt by Lessee and Guarantor of notice thereof; provided, however, that in the case of any misrepresentation or breach of warranty that is not capable of being cured within such THIRTY (30) day period, if Lessee shall diligently commence to cure such misrepresentation or breach of warranty within such THIRTY (30) day period and diligently and in good faith thereafter proceeds to complete curing the same, the time within which such default may be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but not in excess of THREE HUNDRED SIXTY (360) days; or

                  (c) (i) failure by Lessee to maintain the insurance required to be maintained by Section 7.1 and, except as provided in clause (iii) of this clause (c), the continuation of such failure for FIVE (5) Business Days after receipt by Lessee and Guarantor of notice of such failure, or (ii) failure by Lessee to renew the insurance required to be maintained by Section 7.1 which insurance expired on its scheduled expiration date, or (iii) if the credit rating of Guarantor's long-term unsecured senior debt obligations shall be less than Baa2 by Moody's or BBB by Standard & Poor's, failure by Lessee to maintain the insurance required to be maintained by Section 7.1(c); or

                  (d) default by Lessee in the performance or observance of any material covenant of Lessee (relating to the Lessee or the Leased Property) pursuant to this Lease or any of the other Operative Agreements to which it is a party (other than those covered by clauses
         (a), (b) and (c) above) and the continuance of such default for THIRTY
         (30) days after receipt by Lessee and Guarantor of notice specifying such default and requiring that it be remedied; provided, however, that in the case of any such default which cannot be cured by the payment of money and which is of a nature that is not capable of being cured within such THIRTY (30) day period, if Lessee shall diligently commence to cure such default within such THIRTY (30) day period and diligently and in good faith thereafter proceeds to complete curing such default, the time within which such default may be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but not in excess of THREE HUNDRED SIXTY
         (360) days; or

                  (e) if any case, proceeding or other action shall be commenced against Lessee or Guarantor seeking to have an order for relief entered against Lessee or Guarantor as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of any of its debts under any federal or state Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Lessee or for any substantial part of its property, and any such case, proceeding or other action (i) results in the entry of an order for relief which is not fully stayed within NINETY (90) days after the entry thereof or (ii) is not dismissed within such period of NINETY
         (90) days; or

                  (f) if Lessee or Guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its debts under any federal or state Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for Lessee or Guarantor or for any substantial part of its property, or if Lessee or Guarantor shall consent to any such relief or to the appointment of such official in any voluntary case or other proceeding commenced against it, or if Lessee or Guarantor makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts, or is adjudged insolvent by any federal or state court of competent jurisdiction, or if an attachment or execution is levied against all or substantially all of the property of Lessee or Guarantor; or

                  (g) if the Guarantee is revoked, canceled, repudiated, deemed invalid or terminated by Guarantor or the Guarantee is no longer in full force and effect; or

                  (h) any representation or warranty made by Guarantor in the Guarantee or made by Guarantor in any certificate furnished by Guarantor pursuant to the Guarantee was false or inaccurate in any material respect when made, and which is not cured within THIRTY (30) days after receipt by Guarantor of notice thereof; provided, however, that in the case of any misrepresentation or breach of warranty that is not capable of being cured within such THIRTY (30) day period, if Guarantor shall diligently commence to cure such misrepresentation or breach of warranty within such THIRTY (30) day period and diligently and in good faith thereafter proceeds to complete curing the same, the time within which such default may be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but not in excess of THREE HUNDRED SIXTY (360) days; or

                  (i) default by Guarantor in the performance or observance of any material covenant of Guarantor pursuant to the Guarantee (other than those covered by clauses (a), (c), (g) and (h) above) and the continuance of such default for THIRTY (30) days after receipt by Guarantor of notice specifying such default and requiring that it be remedied; provided, however, that in the case of any such default which cannot be cured by the payment of money and which is of a nature that is not capable of being cured within such THIRTY (30) day period if Guarantor shall diligently commence to cure such default with such THIRTY (30) day period and diligently and in good faith thereafter proceeds to complete curing such default, the time within which such default may be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but not in excess of THREE HUNDRED SIXTY (360) days; or

                  (j) a Payment Event of Default shall have occurred and be continuing under any of the Other Leases and neither Guarantor nor Lessee shall have paid the defaulted amount together with interest at the applicable Late Rate within FIVE (5) Business Days after receipt of notice of such Event of Default.


                                   ARTICLE 20

                               RIGHTS UPON DEFAULT
                               -------------------

                  Section 20.1 Rights Upon Default. Upon the occurrence and continuation of any Event of Default, Lessor, at its option, may declare this Lease to be in default (provided, however, that, in the case of an occurrence of any Event of Default described in Section 19.1(e) or (f), no such declaration shall be required) and take one or more of the following actions:

                  (a) Lessor may take all steps to protect and enforce the rights of Lessor or the obligations of Lessee hereunder, whether by action, suit or proceeding at Applicable Law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as Lessor shall deem advisable to protect and enforce any rights of Lessor hereunder or to enforce the obligations of Lessee hereunder;

                  (b) Lessor may terminate this Lease by giving a written termination notice to Lessee specifying a date not less than THIRTY
         (30) days after the date of such notice on which the Term shall terminate and on such date the Term and the estate granted hereunder shall expire and terminate and all rights of Lessee under this Lease and the Operative Agreements to which it is a party shall cease on the termination date so specified; or

                  (c) Lessor, whether or not this Lease shall have been terminated pursuant to clause (b) of this Section 20.1, shall have the right to terminate Lessee's right to possession hereunder and to re-enter and take possession of the Leased Property hereunder or any part thereof by giving a written notice to Lessee to quit the Leased Property and surrender possession thereof on a date not less than THIRTY (30) days after the date of such notice, whereupon the right of Lessee to the possession of the Leased Property hereunder shall cease and terminate on such date, and Lessee shall be required to surrender the Leased Property to Lessor in accordance with Article 13 hereof and Lessor shall have the immediate and continuing right then and at any time and from time to time thereafter without further notice to re-enter upon or take possession of the Leased Property or any part thereof with or without legal proceedings (summary or otherwise), to remove all Persons and property therefrom to hold vacant the Leased Property, or to relet or sell it, in each case as Lessor may elect to do. Lessor shall have no liability to Lessee for or by reason of such entry or taking of possession and during such possession. Should Lessor elect to reenter as herein provided or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by Applicable Law or upon termination of this Lease pursuant to clause (b) of this Section 20.1 or termination of Lessee's right to possession pursuant to this clause
         (c) of this Section 20.1 or otherwise as permitted by Applicable Law, Lessee shall peaceably quit and surrender the Leased Property to Lessor in the condition required by Article 13 hereof.

                  Section 20.2 Suits to Enforce. Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by Lessor from time to time at Lessor's election, and nothing herein contained shall be deemed to require Lessor to await the date whereon this Lease or the Term would have expired had there been no such default by Lessee or no such termination or cancellation.

                  Section 20.3 Receipt of Payment Not a Waiver. The receipt of any payments under this Lease by Lessor with knowledge of any breach of this Lease by Lessee or of any default by Lessee in the performance of any of the terms or conditions of this Lease, shall not be deemed to be a waiver of such breach or default (other than with respect to a monetary default wherein complete payment is tendered by Lessee and Lessor accepts such tender, subject, however, to the immediately succeeding sentence). No receipt of moneys by Lessor from Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Term, or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Rent hereunder, or operate as a waiver of the right of Lessor to recover possession of the Leased Property covered by this Lease by proper suit, action, proceedings or remedy; it being agreed that Lessor may demand, receive and collect and accept the tender of any moneys payable hereunder or under any of the other Operative Agreements, as the case may be, without in any manner affecting such notice, or any proceedings, suit, action, order, warrant, judgment or other remedy with respect to any such default and any and all such moneys so collected shall be deemed to be payments on account for the use, operation and occupation of the Leased Property or, at the election of Lessor, on account of Lessee's other obligations hereunder. Acceptance of the keys to the Leased Property, or any similar act, by Lessor, or any agent or employee, during the Term, shall not be deemed to be an acceptance of a surrender of the Leased Property unless Lessor shall acknowledge such acceptance in writing.

                  Section 20.4 Damages Payable by Lessee. Except as otherwise provided in this Article 20, no termination of this Lease, and no repossession of the Leased Property or any part thereof, and no reletting of the Leased Property, in any such case pursuant to this Article 20, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting, including without limitation the liabilities and obligations of Lessee set forth in Article 13 hereof.

                  Section 20.5 Current Damages. In the event of any such termination, repossession, reletting or removal, Lessee will pay to Lessor all unpaid Basic Rent due and payable prior to and all Additional Rent due and payable up to the time of such termination, repossession or reletting, and thereafter Lessee, until the end of what would have been the Term in the absence of such termination or repossession or any reletting and whether or not the Leased Property or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor as Additional Rent hereunder, as agreed current damages for the loss of Lessor's bargain (and not as a penalty) (a) all Rent and other sums that would be payable under this Lease by Lessee in the absence of such termination, repossession or any reletting less (b) the net proceeds of any reletting of the Property after deducting all reasonable expenses of Lessor in connection with such termination and repossession and any reletting effected for the account of Lessee (including, without limitation, all reasonable repossession costs, brokerage commissions, legal expenses, alteration costs, remediation costs and expenses of preparing for such reletting). Lessee will pay such current damages within THIRTY (30) days after receipt of demand. If Lessee fails to pay such current damages as aforesaid, Lessee shall pay interest on such unpaid amount at the Late Rate from the date of demand until Lessor is paid in full with such interest.

                  Section 20.6 Final Damages. At any time after this Lease has been terminated pursuant to this Article 20, whether or not Lessor shall have collected any damages under Section 20.5, Lessor shall be entitled to recover from Lessee and Lessee will pay to Lessor within THIRTY (30) days after receipt of demand from time to time, as and for agreed-upon final damages for the loss of Lessor's bargain (and not as a penalty), and in lieu of all Basic Rent beyond the date of such demand (it being agreed that it would be impracticable to fix actual damages) at Lessor's option: (a) an amount equal to the excess of (i) the present value on the date such demand is made of all Basic Rent that would be payable under this Lease as of the date of such demand for what would be the unexpired Term of this Lease in the absence of such termination, over (ii) the present value on the date such demand is made of the Fair Market Rental for the Leased Property for what would be the unexpired Term of this Lease, which present value shall in each case be determined by the application of the Discount Rate, plus the amount of all unpaid Basic Rent due and payable hereunder prior to and all Additional Rent due and payable hereunder prior to and including, or relating to periods ending on or prior to, the date on which the amount payable pursuant to this Section 20.6(a) is actually paid; or (b) the sum of (i) the Stipulated Loss Value calculated as of the Stipulated Loss Value Determination Date immediately succeeding the date on which payment thereof is made, plus (ii) all Additional Rent due and payable up to the date of payment, plus (iii) (x) during the Base Lease Term, all unpaid Basic Rent due and payable prior to the date of payment, and (y) during any Renewal Term, all unpaid Basic Rent due and payable on or prior to the date of payment, which shall include any accrued and unpaid Basic Rent, payable for the period from the preceding Basic Rent Payment Date to the date of payment, prorated for such period on a per diem basis; or (c) if Lessor shall sell and convey Lessor's interest in the Leased Property to any other Person pursuant to a bona fide, arm's-length, fair market transaction, Lessor shall be entitled to recover from Lessee an amount equal to the sum of (i) the Stipulated Loss Value calculated as of the Stipulated Loss Value Determination Date immediately succeeding the date on which such sale and conveyance occurs, plus (ii) the amount of all Additional Rent due and payable and other sums accrued hereunder to and including, or relating to periods ending on or prior to, such date of such sale or conveyance, plus (iii) during the Base Lease Term, all unpaid Basic Rent due and payable prior to such date of such sale or conveyance, plus (iv) during any Renewal Term, all unpaid Basic Rent due and payable on or prior to such date of such sale or conveyance, which shall include any accrued and unpaid Basic Rent, payable for the period from the preceding Basic Rent Payment Date to such date of such sale or conveyance, prorated for such period on a per diem basis, minus (v) the amount of the consideration received by Lessor in connection with such sale, less all expenses incurred in connection with such sale.

                  In addition to any sums payable pursuant to Section 20.6(a),
(b) or (c), as the case may be, Lessee shall be liable for, and agrees to pay as Additional Rent, all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the surrender of the Leased Property or repossession thereof or in placing the Leased Property in the condition required by this Lease.

                  In the event that Lessor terminates this Lease during the Base Lease Term pursuant to any provision of this Article 20 pursuant to which Stipulated Loss Value is not paid, Lessee shall pay to Lessor as Basic Rent through the Expiration Date, the amount, if any, set forth on Schedule IV hereto opposite the Stipulated Loss Value Determination Date under the caption "Basic Rent Amount as of Stipulated Loss Value Determination Date" or, if such amount is a negative number, Lessor shall pay to Lessee as a refund of Basic Rent allocated to any portion of a Lease Period ending on or after such Expiration Date, such amount, provided that at any time after the Notes have been paid in full, Lessor shall be entitled to set off its obligation to make any such refund against any amount due to Lessor or Owner Participant from Lessee hereunder or under any other Operative Agreement. If the Lease terminates during the Base Lease Term pursuant to any provision of this Article 20 on a date that is not a Stipulated Loss Value Determination Date, to the extent the amounts payable do not precisely reflect the excess of Basic Rent allocated over Basic Rent paid or the excess of Basic Rent paid over Basic Rent allocated, whichever the case may be, as of the date on which Basic Rent ceases to accrue, such applicable amount shall be further increased or decreased by the amount necessary to ensure that the aggregate amount of Basic Rent paid equals the aggregate amount of Basic Rent allocated as of the date on which Basic Rent ceases to accrue; provided, further, that at any time after the Notes have been paid in full, Lessor shall be entitled to set off its obligation to make any such refund against any amount due to Lessor or Owner Participant from Lessee hereunder or under any other Operative Agreement.

                  In the event that Lessor terminates this Lease during any Renewal Term pursuant to any provision of this Article 20 pursuant to which Stipulated Loss Value is not paid, Lessee shall pay to Lessor any accrued and unpaid Basic Rent payable for the period from the preceding Basic Rent Payment Date through the Expiration Date plus all other unpaid Basic Rent and Additional Rent due and payable on or prior to such date.

                  Section 20.7 Remedies Cumulative. Except as expressly provided in this Article 20, no remedy referred to in this Article 20 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Applicable Law or in equity, and the exercise in whole or in part by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies but in no event may Lessor collect any two or more of the amounts described in Section 20.6(a), (b) and (c).


                                   ARTICLE 21

                                  MISCELLANEOUS
                                  -------------

                  Section 21.1 Recordation. If requested by Lessee, this Lease or a memorandum or short form of this Lease shall be recorded.

                  Section 21.2 No Waiver. The waiver by Lessor of any breach of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice in the administration of the terms of this Lease be construed to waive, impair or restrict the right of Lessor to insist upon the performance by Lessee in strict accordance with the terms of this Lease.

                  Section 21.3 Limitation on Recourse. (a) It is expressly understood and agreed by and between Lessee and Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or its Affiliates or any of the officers, directors, members, shareholders, partners, venturers, trustees, custodians, beneficiaries, employees, managers or agents of Lessor or its Affiliates, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by Lessee and by each and every person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of the respective officers, members, directors, shareholders, partners, venturers, trustees, beneficiaries, employees or agents of Lessor or its Affiliates, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in the Leased Property and under the Operative Agreements for the performance of any obligation under this Lease and satisfaction of any liability arising herefrom. For the purposes of this Section 21.3(a), the term "Lessor" shall be deemed to include any successor to Lessor's interest in the Leased Property. The provisions of this Section 21.3(a) shall not be deemed to limit Lessee's recourse against any Person for those matters for which such Person has express liability under any other Operative Agreement.

                  (b) Nothing contained in this Section 21.3 shall be deemed or construed to permit Lessee to abate, reduce, terminate or rescind any payment of Rent or any other sum due and payable hereunder or terminate this Lease or any other Operative Agreement or fail to perform any of its obligations hereunder or thereunder.

                  Section 21.4 Estoppel Certificates. At any time and from time to time, but on not less than TEN (10) Business Days' prior written request by Lessor, any Participant, Indenture Trustee or Lessee, as the case may be, either party hereto will execute, acknowledge and deliver to the requesting party, promptly upon request, a certificate certifying to the extent then true (a) that this Lease and the other Operative Agreements to which it is a party are unmodified and in full force and effect or, if there have been modifications, that this Lease and the other Operative Agreements to which it is a party are in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other amounts due and owing under the other Operative Agreements to Lessor or any Indemnified Person have been paid; (c) that no notice has been received by the responding party of any default under this Lease or any of the other Operative Agreements which has not been cured, except as to defaults specified in said certificate; and (d) if a certificate from Lessee, that no Default or Event of Default has occurred and is continuing and Lessee has received no notice of any Event of Loss or Total Taking. Any such certificate may be relied upon by any Participant, any Alteration Lender, any tenant, assignee or sublessee of Lessee, or by any prospective purchaser or mortgagee or beneficiary under any mortgage, deed of trust or trust indenture for all or any portion of the Leased Property, or by Lessor or Lessee, as the case may be.

                  Section 21.5 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property by reason of the fact that the same Person acquires or holds, directly or indirectly, this Lease for the leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate. Without limiting the foregoing, the voluntary or other surrender of this Lease by Lessee, or the cancellation of this Lease by mutual agreement of Lessee and Lessor or the termination of this Lease on account of an Event of Default will not work a merger, but at the option of Lessor will operate as an assignment to Lessor of all or any leases, subleases or subtenancies effective upon Lessor's written election thereof to Lessee and all lessees, sublessees or subtenants in the Leased Property or any part of the Leased Property known to Lessor.

                  Section 21.6 Holding Over. Lessee will have no right to remain in possession of all or any part of the Leased Property after the Expiration Date. If Lessee remains in possession of all or any part of the Leased Property after the Expiration Date (a) such tenancy will be deemed to be a tenancy at will only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; (c) Basic Rent will be increased to an amount equal to the greater of (i) the Fair Market Rental of the Leased Property as of the Expiration Date or (ii) (x) ONE HUNDRED TEN PERCENT (110%) of the Average Annual Basic Rent (on a per diem basis) payable over the Base Lease Term for the first SIXTY (60) days and (y) thereafter ONE HUNDRED FIFTY (150%) of the Average Annual Basic Rent (on a per diem basis) payable over the Base Lease Term; and
(d) Lessee shall pay all damages of Lessor attributable to any such holding over and all other out-of-pocket expenses of Lessor with respect to such holding over, including, without limitation, reasonable attorneys' fees and expenses. Such tenancy-at-will shall be subject to every other term, condition and covenant contained in this Lease and shall not limit any other rights and remedies which Lessor may otherwise have. The provisions of this Section 21.6 shall not apply to any extensions permitted in Section 22.2(b).

                  Section 21.7 Notices. All notices, offers, acceptances, rejections, consents, requests, exercises of options and other communications hereunder shall be in writing (which may be a photostatic or other copy thereof) and shall be deemed to have been given when received by first class registered or certified mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service that provides evidence of receipt, in each case prepaid and addressed to the appropriate party at the address specified in Schedule 1 to the Participation Agreement or to such other address as any party hereto may from time to time designate by notice given in accordance with the provisions of this Section to the other parties hereto.

                  Section 21.8 Lessor's Performance of Lessee's Covenants. If Lessee at any time fails to pay any Taxes or other charge which it is currently required to pay in accordance with Section 16 of the Participation Agreement within the time therein permitted, or to pay for or maintain any of the insurance policies required by Article 7, within the time permitted in such Section or Article, as the case may be, or fails to perform any other covenant on Lessee's part to be performed hereunder, then Lessor, after TEN (10) days' prior written notice to Lessee (or, in case of any emergency, upon such notice or without notice as may be reasonable under the circumstances or, if sooner, when such failure shall constitute an Event of Default hereunder) and without waiving or releasing Lessee from any obligation of Lessee under this Lease, may, but will not be required to, pay such Taxes or other charges payable by Lessee or perform such covenant pursuant to the applicable provisions hereof. All sums so paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any such act shall be Additional Rent, and will become payable by Lessee to Lessor TEN (10) days after receipt by Lessee of Lessor's written demand therefor, accompanied by reasonable documentation confirming payment of said sums by Lessor. To the extent that Lessor makes any payment on behalf of Lessee pursuant to this Section, Lessee shall also pay interest to Lessor at the Late Rate from the date any such payment was made by Lessor on behalf of Lessee until Lessor is paid in full with such interest.

                  Section 21.9 Severability. If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected thereby, and, in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible without violating any Applicable Law.

                  Section 21.10 Written Amendment Required. No amendment, alteration or addition to, or modification of, this Lease will be valid or binding unless expressed in writing and signed by the party or parties to be bound.

                  Section 21.11 Entire Agreement. This Lease and the Operative Agreements contain the entire agreement between Lessor and Lessee with respect to the subject matter hereof.

                  Section 21.12 Captions. The captions of the various Articles and Sections of this Lease are for convenience only and are not intended to define, limit, describe or construe the contents of such Articles or Sections, as the case may be.

                  Section 21.13 Authority. Lessor and Lessee each hereby represent to the other that the Person executing this Lease on behalf of such party is authorized to do so by requisite action of the board of directors or other authorizing committee or entity.

                  Section 21.14 Applicable Law. THIS LEASE WILL BE GOVERNED BY AND CONSTRUED PURSUANT TO THE INTERNAL APPLICABLE LAW (AND NOT THE CONFLICTS
LAW) OF THE STATE OF NEW YORK, provided that, to the extent the law of the State in which the Leased Property is located requires that the laws of such State apply to any aspect of this Lease, then, to that extent, the laws of such State will so apply.

                  Section 21.15 Binding Effect. The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

                  Section 21.16 Lease Only. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Leased Property except as Lessee. Lessor and Lessee agree that Lessor will be the sole owner of the Leased Property for all purposes (including income tax purposes) and that this Lease is not intended to provide Lessee any ownership interest in the Leased Property or any proprietary interest in Lessor's business. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, and no provision contained in this Lease or any acts of the parties hereto contemplated by this Lease shall be construed to constitute or establish any relationship between Lessor and Lessee other than the relationship of lessor and lessee.


                                   ARTICLE 22

                     PURCHASE PROCEDURE; APPRAISAL PROCEDURE
                     ---------------------------------------

                  Section 22.1 Purchase Procedure. If Lessee shall purchase or acquire Lessor's interest in the Leased Property pursuant to any provision of this Lease, including, without limitation, Article 5, 14 or 15 , then Lessee shall accept from Lessor a deed, assignment and/or such other instrument or instruments as may be appropriate and in the form required by the state in which the Leased Property is located, which shall transfer Lessor's interest in the Leased Property without representation or warranty except as to the absence of Lessor's Liens and Owner Participant's Liens.

                  Upon the date fixed for any purchase or acquisition of Lessor's interest in the Leased Property, Lessee shall pay to the order of Lessor the purchase price, if applicable, therefor, together with all Rent then accrued hereunder to and including such date of purchase, by certified check drawn on, or wire transfer of, immediately available funds having same day value, and Lessor shall (a) make the conveyances to Lessee described above, and
(b) except as otherwise provided to the contrary herein, pay over or assign to Lessee without recourse or warranty, except as otherwise provided herein, all property insurance proceeds relating to the interest of Lessor in the Leased Property and all rights thereto and Lessor's interest in all condemnation awards and payments with respect to a Taking relating to Lessor's interest in the Leased Property being purchased or acquired. All charges incident to such conveyance, including, without limitation, escrow fees, reasonable attorneys' fees, recording fees, title insurance premiums and all applicable transfer taxes and other taxes required to be paid in connection with such conveyance or in order to record the transfer documents (but not any income tax, capital gains tax, minimum tax or similar taxes imposed upon Lessor) that may be imposed by reason of such conveyance and assignment and the delivery of such deed(s) shall be paid by Lessee. In the event of any purchase by Lessee, Lessee may assign such right or obligation to purchase or designate the purchaser; provided, however, that no such assignment or designation shall relieve Lessee of any obligation to pay all amounts due in order to purchase under this Lease.

                  Section 22.2 Appraisal Procedure; Right to Revoke Fair Market Renewal Option. (a) If Lessor and Lessee cannot agree as to the Fair Market Value of the interest of Lessor in the Leased Property or any part thereof, or the remaining useful life or residual value (as of the appropriate date) of the Improvements or any part thereof, or the Fair Market Rental, or Fair Market Value of any other property or interest which is to be determined under this Lease or under any other Operative Agreement which requires determination by an "Appraisal Procedure", each may within TEN (10) Business Days after notice by either of them to the other that it has been unable to agree with the other as to such value (but not more than TWO HUNDRED SEVENTY (270) days prior to the date for which the determination is being made), appoint an appraiser which is not affiliated with the appointing party. In the event that either Lessee or Lessor shall not have appointed an appraiser within FIFTEEN (15) Business Days after the appointment of an appraiser by the other, such value shall be deemed to be the amount determined by the appraiser appointed by the other. In the event that Lessor and Lessee each appoint appraisers and either of such appraisers fails to deliver an appraisal within FORTY-FIVE (45) days of appointment of both appraisers, such Fair Market Value, Fair Market Rental, remaining useful life and/or residual value shall be deemed to be the value specified in the appraisal that was so delivered. In the event that Lessor and Lessee each appoint appraisers and the value determined by such appraisers shall differ by less than TEN PERCENT (10%) of the greater of such two appraisers' appraisals, such Fair Market Value, Fair Market Rental, remaining useful life and/or residual value shall be deemed to be the average of such two appraisals. In the event that the amounts determined to be such Fair Market Value, Fair Market Rental, remaining useful life and/or residual value by such two appraisers shall differ to a greater extent, such two appraisers shall, within FIFTEEN (15) Business Days after delivery of both appraisals, select a third appraiser meeting the standards set forth in this Lease. If the two appraisers cannot agree on the third appraiser, either Lessee or Lessor may request the American Arbitration Association, or any successor organization thereto, to appoint the third appraiser. Upon such selection or appointment, such third appraiser shall deliver an appraisal of such Fair Market Value, Fair Market Rental, remaining useful life and/or residual value within FORTY-FIVE (45) days of his or her appointment, and Fair Market Value, Fair Market Rental, remaining useful life and/or residual value shall be deemed to be the average of the appraisals rendered by such three appraisers. In the event, however, that the lowest or the highest of the three appraisals, or both, varies by more than FIFTEEN PERCENT (15%) from the middle appraisal, the appraisal or appraisals so varying shall be disregarded (and if only the third appraisal is remaining, such appraisal alone shall be used to determine the Fair Market Value, Fair Market Rental, remaining useful life and/or residual value being determined under this Section 22.2). Except with respect to any appraisal pursuant to Section 20.6 of this Lease, Lessor and Lessee shall pay for their own appraisers and any costs or expenses, including legal expenses, relating to such appraisal, and the cost of any third appraisal required hereunder shall be divided between Lessor and Lessee equally. With respect to any appraisal pursuant to Section 20.6 of this Lease, Lessee shall pay for all appraisers and Lessee shall have no right to approve any appraiser selected by Lessor pursuant to this Section 22.2. All appraisers appointed hereunder shall be members of the Appraisal Institute with not less than FIVE (5) years of experience nationwide in the appraisal of commercial real estate similar to the Leased Property and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested.

                  (b) In the event that Lessee has elected a Fair Market Renewal Option as provided herein and the determination of Fair Market Rental is made by the Appraisal Procedure, Lessee shall have the right to revoke its prior Fair Market Renewal Option within TEN (10) Business Days after receipt by it of the final determination of Fair Market Rental; provided that if Lessee shall revoke its prior Fair Market Renewal Options within the TWELVE (12) month period prior to the Expiration Date, the Term shall be extended so that the Term shall not expire until the one year anniversary date of such revocation, Lessee's renewal rights under this Lease shall be extinguished and Lessee agrees to pay rent during such extension at the per diem rate of the Average Annual Basic Rent or if such revocation notice is delivered during a Fair Market Renewal Term, at the per diem rate of the Fair Market Rental payable during such Fair Market Renewal Term, payable on the Expiration Date, as extended.

                  IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.


                                     LESSEE:

                                     AHOLD LEASE U.S.A., INC.



                                     By
                                       -------------------------------
                                       Name:
                                       Its:




                                     LESSOR:


                                     [NAME OF LESSOR]


                                     By:  [NAME OF OWNER PARTICIPANT],
                                     as managing member



                                     By
                                       -------------------------------
                                       Name:
                                       Its:

*[Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this 12th day of February 2001.


                                     [NAME OF INDENTURE TRUSTEE,] as
                                     Indenture Trustee,

                                     By:
                                       -------------------------------
                                       Name:
                                       Title:


*This language contained in
 the original counterpart only.

                                                                       EXHIBIT A

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                         ------------------------------

                  This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement"), made this ___ day of ___________, 20__, by and between [NAME OF LESSOR LLC], a Delaware limited liability company, having its principal office and place of business located at __________________ (hereinafter referred to as "Prime Lessor"), ___________________, not in its individual capacity, but solely as Indenture Trustee, having its principal place of business at __________________________ (hereinafter called "Indenture Trustee") [add Remainderman or Ground Lessor as a party, if applicable] and _____________________, a ________________, having an office and place of business located at ___________________________ (hereinafter referred to as "Sublessee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, Prime Lessor is the owner of [a fee interest/a ground leasehold interest/an estate for years] in the land described on Exhibit A hereto and a fee interest in the improvements located at _______, ____________ (hereinafter referred to as "Building") [revise this recital to reflect ownership structure for each property; i.e., [estate for years/remainderman structure with fee ownership of buildings,] fee ownership of land and buildings[, ground leasehold interest in land with fee ownership of buildings], or leasehold interest in land and buildings]; and

                  WHEREAS, Prime Lessor has issued certain promissory notes evidencing indebtedness, which promissory notes are secured by, among other things, a lien on the Prime Lessor's interest in the Building in favor of Indenture Trustee, which lien was created by a certain [Mortgage/Deed of Trust/Deed to Secure Debt] Assignment of Leases and Rents, Security Agreement and Financing Statement (the "Mortgage"); and

                  [Insert a Recital describing Remainderman's, Ground Lessor's or IDA Lessor's interest, as applicable]; and

                  WHEREAS, Prime Lessor has leased the Building to Ahold Lease U.S.A., Inc. (hereinafter called "Prime Lessee") pursuant to that certain Lease Agreement dated as of February 12, 2001, between Prime Lessor and Prime Lessee (hereinafter called the "Prime Lease"); and

                  WHEREAS, Prime Lessee has leased the Building to [insert name of applicable Ahold operating company] (hereinafter called "Prime Sublessee") pursuant to that certain Sublease Agreement dated as of _________, 2001, between Prime Lessee and Prime Sublessee (hereinafter called the "Prime Sublease"); and

                  WHEREAS, Prime Sublessee, as sublessor, has subleased or sub-subleased to Sublessee, certain space in the Building pursuant to a Sublease dated as of __________ __, ____, which Sublease is hereinafter referred to as the "Sublease", the premises demised thereby are hereinafter referred to as the "Demised Premises" and which Demised Premises are more particularly described in the Sublease; and

                  WHEREAS, Sublessee has requested that Prime Lessor and Indenture Trustee [Remainderman/Ground Lessor] agree not to disturb Sublessee's possessory rights in the Demised Premises and Sublessee's rights and privileges under the Sublease (as the same may be extended or renewed in accordance with the terms thereof) in the event that Prime Lessor should terminate the Prime Lessee's interest in the Prime Lease or otherwise cancels the Prime Lease, or the term of the Prime Lease expires or otherwise comes to an end, or in the event the lien of the Mortgage is foreclosed or the property encumbered thereby is sold pursuant to the exercise of a power of sale or transferred in lieu of foreclosure [or if the Ground Lease is terminated, if the Ground Lease is in effect] provided that Sublessee is not in default (subsequent to any required notice and the expiration of any cure or grace period) under the Sublease and further provided the Sublessee attorns to Prime Lessor or any successor lessor under the Prime Lease, Indenture Trustee or any purchaser in the event of any sale of the Building by the exercise of a power of sale or at any foreclosure sale or any transfer in lieu of foreclosure [or the Ground Lessor, if the Ground Lease is in effect] (each of the foregoing parties being hereinafter called the "Successor", as the case may be); and

                  WHEREAS, Prime Lessor and Indenture Trustee
[Remainderman/Ground Lessor] are willing to so agree on the terms and conditions hereinafter provided.

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and TEN DOLLARS ($10.00) and other good and valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, Prime Lessor, Indenture Trustee [Ground Lessor] and Sublessee hereby agree as follows:

                  1. The Sublease is and shall be subject and subordinate in all respects to the Prime Lease, the Mortgage [the Ground Lease] and to all renewals, modifications, replacements, amendments and/or extensions of any thereof.

                  2. Provided Sublessee complies with this Agreement and is not in default under the terms of the Sublease in the payment of the basic rent or the additional rent provided in the Sublease, or the performance of any other terms, conditions, covenants, clauses or agreements on its part to be performed under the Sublease beyond all applicable notice and grace periods provided in the Sublease, no default by the Prime Lessee under the Prime Lease, no default by Prime Lessor under the Mortgage [no default by Prime Lessor under the Ground Lease] as any thereof may have been modified, extended, renewed and/or replaced, and no expiration, cancellation or termination of the Prime Lease [or the Ground Lease] for any reason, or foreclosure of the lien created by the Mortgage or sale of the property encumbered thereby by the exercise of a power of sale or a transfer of such property in lieu of foreclosure, will disturb Sublessee's possession under the Sublease, or Sublessee's rights and privileges under the Sublease (as same may be extended or renewed in accordance with the terms thereof) and the Sublease will not be affected or cut off thereby (except to the extent that Sublessee's right to receive or set-off any monies or obligations owed or to be performed by the Prime Lessee, Prime Sublessee or any of their successors or assigns shall not be enforceable thereafter against Prime Lessor or Indenture Trustee

[Remainderman/Ground Lessor]) and notwithstanding any expiration, termination or cancellation of the Prime Lease for any reason, other acquisition of the Prime Lessee's interest in the Prime Lease and merger with the Prime Lessor's interest in the land and the Building, foreclosure of the lien of the Mortgage, sale of the property encumbered thereby or transfer thereof in lieu of foreclosure [or termination of the Ground Lease], the Sublease will be recognized as a direct lease from the Successor, except that the Successor or any subsequent holder of the Successor's interest in the land and the Building shall not (a) be liable for any previous act or omission under the Sublease by the holder of the Prime Sublessee's interest in the Sublease; (b) be subject to any offset or defenses which shall theretofore have accrued to Sublessee against the holder of the Prime Sublessee's interest in the Sublease; (c) have any obligation with respect to any security deposited under the Sublease unless such security has been physically delivered to the Successor; or (d) be bound by any amendment, modification, assignment, subletting, extension or renewal of the Sublease to the extent such amendment, modification, assignment, subletting, extension or renewal of the Sublease causes the Sublease not to be in compliance with Section 9.3(a)(ii)-(v) of the Prime Lease.

                  3. In the event the Sublease is recognized as a direct lease from the Successor as provided in Paragraph 2 hereof, Sublessee does hereby attorn to the Successor or any subsequent holder of the Successor's interest in the land and the Building, said attornment to be effective and self-operative, without the execution of any further instruments, upon the expiration, cancellation or termination of the Prime Lease, the foreclosure of the lien of the Mortgage, sale of the property encumbered thereby pursuant to the exercise of a power of sale, transfer of such property in lieu of foreclosure [or termination of the Ground Lease]. Sublessee shall, upon request of the Successor or any subsequent holder of the Successor's interest in the land and the Building, execute a written agreement in form reasonably acceptable to Sublessee whereunder Sublessee confirms this attornment to the Successor or any such subsequent holder of the Successor's interest in the land and the Building and affirms Sublessee's obligations under the Sublease and agrees to pay all rentals and charges then due or to become due to the Successor or any such subsequent holder of the Successor's interest in the land and the Building in accordance with the terms of the Sublease.

                  4. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid, or binding for any purpose whatsoever unless in writing and duly executed by the party against whom such modification, amendment, waiver or release is sought to be asserted.

                  5. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Prime Lessor or Indenture Trustee [Remainderman/Ground Lessor], all of the respective obligations and liabilities of Prime Lessor or Indenture Trustee [Remainderman/Ground Lessor], as the case may be, under this Agreement shall terminate, and thereupon all such respective obligations and liabilities of Prime Lessor or Indenture Trustee [Remainderman/Ground Lessor] arising or accruing prior to, contemporaneous with, or subsequent to, the date of such transfer or assignment shall, without the necessity of the execution of any further instrument, be the responsibility of the party to whom such interest is assigned or transferred; provided that the interest of

Sublessee under this Agreement may not be assigned or transferred, except in connection with an assignment or transfer permitted under and in accordance with the terms of the Sublease.

                  6. Sublessee agrees that this Agreement satisfies any condition or requirements in the Sublease relating to the granting of a non-disturbance agreement from the owner of the Building of which the Demised Premises are a part.

                  7. In the event that Prime Lessor or Indenture Trustee notifies Sublessee of an Event of Default under the Prime Lease and demands that Sublessee pay its rent and all other sums due under the Sublease to Prime Lessor or Indenture Trustee, Sublessee agrees that it will honor such demand and pay its rent and all other sums due under the Sublease directly to Prime Lessor or Indenture Trustee, as directed. Prime Sublessee, as holder of the lessee's interest in the Prime Lease, and as the sublessor under the Sublease, hereby consents, agrees and directs Sublessee, upon Sublessee's receipt of the aforesaid notice and demand from Prime Lessor or Indenture Trustee, to pay the rents and other sums payable by Sublessee under the Sublease directly to Prime Lessor or Indenture Trustee, and the amounts so paid to Prime Lessor or Indenture Trustee shall be credited against the rentals and other sums payable by Sublessee under the Sublease to the extent and as if such amounts had been paid to Sublessor.

                  8. Prime Lessor and Indenture Trustee [Remainderman/Ground Lessor] shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Sublease or otherwise, including, without limitation, any warranties respecting the use of the Demised Premises, compliance of the Building with zoning or other laws or ordinances, title of the Prime Sublessee under the Sublease, the authority of the Prime Sublessee under the Sublease, habitability, fitness for purpose or possession of the Building or the Demised Premises.

                  9. Anything herein or in the Sublease to the contrary notwithstanding, neither Indenture Trustee nor Prime Lessor shall have any obligation, or incur any liability, beyond such party's then interest, if any, in the land and the Building and Sublessee shall look exclusively to such interest of Prime Lessor or Indenture Trustee, if any, as the case may be, in the land and the Building for the payment and discharge of any obligations imposed upon such party hereunder or under the Sublease, and Indenture Trustee and Prime Lessor are each hereby released or relieved of any other obligations hereunder and under the Sublease.

                  10. If the Sublessee becomes an Affiliate of the Prime Lessee, the nondisturbance provisions of Section 2 of this Agreement shall be of no further force and effect.

                  IN WITNESS WHEREOF, the parties hereto have respectively signed this Agreement as of the day and year first above written.

                                        [NAME OF LESSOR LLC]



                                        By:  [OWNER PARTICIPANT],
                                        as managing member



                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------

                                        [NAME OF INDENTURE TRUSTEE], a
                                        national banking association, not
                                        in its individual capacity, but
                                        solely as Indenture Trustee



                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------


                                        [GROUND LESSOR]



                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------


                                        SUBLESSEE



                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------

Agreed to this ___ day
of ____________, 20__

[ADD SIGNATURE BLOCKS FOR
PRIME LESSEE AND PRIME
SUBLESSEE]

                       [Insert State Acknowledgment Forms]

                                                                      SCHEDULE I
                                                                      ----------


                         DESCRIPTION OF LEASED PROPERTY
                         ------------------------------








                               Please See Attached

                                                                     SCHEDULE II
                                                                     -----------


                              ADDITIONAL EXCEPTIONS
                              ---------------------

   [List additional Permitted Exceptions with respect to the applicable Leased Property. Some items may be footnoted as not being required to be promptly discharged, released, removed or indemnified under Section 8.6]

                               Part A - Mortgages
                               ------------------

                              Part B - Other Liens
                              --------------------

                                                                  SCHEDULE III-A
                                                                  --------------


                           BASIC RENT PAYMENT SCHEDULE
                           ---------------------------

                          Property Code: _____________

                      Aggregate Purchase Price: $_________


                                                 Basic Rent Payment(1)
     Basic Rent Payment Date          (Percentage of Aggregate Purchase Price)
     -----------------------          ----------------------------------------



----------
(1)  Basic Rent will be allocated to the Lease Periods as set forth in
     Schedule III-B.

                                                                  SCHEDULE III-B
                                                                  --------------

                              BASIC RENT ALLOCATION
                              ---------------------

                          Property Code: _____________

                      Aggregate Purchase Price: $_________

Lease Periods
-------------
                                 Basic Rent Allocated to
                                    Each Lease Period            Basic Rent Payment
    From (and       To (and      (Percentage of Aggregate     (Percentage of Aggregate     Basic Rent
    including)     including)        Purchase Price)              Purchase Price)         Payment Date
    ----------     ----------        ---------------              ---------------         ------------


                                                                     SCHEDULE IV
                                                                     -----------

                             STIPULATED LOSS VALUES
                             ----------------------

                          Property Code: _____________

                    Aggregate Purchase Price: $_____________


                                                           Basic Rent Amount as of
                                                            Stipulated Loss Value
                           Unadjusted Stipulated Loss       Determination Date(1)        Net Stipulated Loss Value(2)
  Stipulated Loss Value       Value (Percentage of             (Percentage of                 (Percentage of
   Determination Date       Aggregate Purchase Price)     Aggregate Purchase Price)       Aggregate Purchase Price)
   ------------------       -------------------------     -------------------------       -------------------------



----------

(1) This amount reflects the excess of Basic Rent allocated over Basic Rent paid (if shown as a positive number) or the excess of Basic Rent paid over Basic Rent allocated (if shown as a negative number).

(2) The "Net Stipulated Loss Value" in this column is the amount payable on termination which is the sum of, and represents (i) a payment (or reduction) of "Basic Rent Amount" and (ii) a payment of the "Unadjusted Stipulated Loss Value".

                                                                   SCHEDULE IV-A
                                                                   -------------


                       REMAINDERMAN STIPULATED LOSS VALUES
                       -----------------------------------

                          Property Code: _____________

                    Aggregate Purchase Price: $_____________

                                                             Stipulated Loss Value
    Stipulated Loss Value Determination Date        (Percentage of Aggregate Purchase Price)
    ----------------------------------------        ----------------------------------------


                                                                     SCHEDULE VI
                                                                     -----------


                             PROPERTY SPECIFIC TERMS
                             -----------------------


                  Basic Rent Payment Date for any Renewal Term shall be each February 12, __ and August 12__ of each calendar year during such Renewal Term, and the Expiration Date of the Lease.

                  Discount Rate: 9.11% per annum

                  Final Date: [99 year anniversary for Connecticut] [49 year anniversary for New York] [98 year anniversary for New Jersey] [99 year anniversary for Massachusetts].

                  Fixed Rate Term Expiration Date: [Lease 3.2 - not to exceed 75% of the original estimated useful life of the Leased Property, as such date may be extended pursuant to Section 3.4(b)]

                  [Fixed Renewal Rent: for each Basic Rent Payment Date during any Fixed Rate Renewal Term, shall be determined as follows: (i) for a Fixed Rate Renewal Term of a full 5-year period, the Fixed Renewal Rent for the first five semi-annual payments shall equal 45% [42.5%] of the Average Annual Basic Rent and the Fixed Renewal Rent for the second five semi-annual payments shall equal 55% [57.5%] of the Average Annual Basic Rent and (ii) for a Fixed Rate Renewal Term made up of a period of less than five years (A) for the portion of such Fixed Rate Renewal Term made up of whole lease years, the first one-half of the Fixed Renewal Rent payments shall equal 45% [42.5%] of the Average Annual Basic Rent and the second one-half of the Fixed Renewal Rent payments shall equal 55% [57.5%] of the Average Annual Basic Rent, and (B) for the last portion of such Fixed Rate Renewal Term made up of less than a full year, the Fixed Renewal Rent payments shall be equal to the per diem rate of the Average Annual Basic Rent for the number of days in such period such that, in all events, for any Fixed Renewal Term the average annual rent for each year during such Fixed Renewal Term shall equal the Average Annual Basic Rent and the Fixed Renewal Rent allocated to any calendar year is not less than 90 [85]% of the Average Annual Basic Rent or greater than 110 [115]% of the Average Annual Basic Rent (provided that if the last year of such Fixed Rate Renewal Term is less than a full calendar year, the rent allocated to such year shall be annualized for the purpose of such calculation).]

                  Indenture: the Indenture dated as of the date hereof between the Indenture Trustee and Lessor with respect to the Leased Property.

                  Indenture Trustee: First Union National Bank, a national banking association, as indenture trustee under the Indenture.

                  Other Requirements: [Lease 8.1, the IDA Lease, PA Lease, RI ground lease]

                  Owner Participant:

                  Participant: Owner Participant and Pass Through Trustee [and the Remainderman].

                                                                     Schedule VI
                                                                          Page 2

                  Participant Liens: Owner Participant's Liens [and Remainderman's Liens].

                  Scheduled Expiration Date: the twenty-fifth anniversary of the Closing Date.

                                                                    SCHEDULE VII
                                                                    ------------


                               PRICING ASSUMPTIONS
                               -------------------


                                 Property Code:

                           Aggregate Purchase Price: $



Location:                                                       ________________

Average Annual Basic Rent:

Rent Holiday Period:

Closing Date:                                                __________ __, 2001

Equity Amount (without Transaction Expenses):

Base Lease Term:                                                        25 years

Rent Periodicity:                                                    Semi-annual

Transaction Expenses (% of Aggregate Purchase Price):                      3.25%

Debt Amount

     -- Series A-1:
     -- Series A-2:

Debt Rates
                                                                               %
     -- Series A-1:                                                            %
     -- Series A-2:                                                            %
                                                                               %
Depreciation Breakdown (Cost Segmentation):

     -- 39-year property:                                               ________
     -- 15-year MACRS:                                                  ________
     -- 7-year MACRS:                                                   ________
     -- 5-year MACRS:                                                   ________
     -- [Estate for Years:]                                             ________

Land Value:                                                            $________

    [Option Payment:]                                                  $________
    [Remainderman's Interest:]                                         $________

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                                                                   Schedule VIII
                                                                          Page 2


[Remainder Price (Option Payment plus Remainderman's Interest)]        $________

[Lessor's Cost of IDA Lease]                                           $________

                                                                   SCHEDULE VIII
                                                                   -------------

                          ENVIRONMENTAL ACTION SCHEDULE
                          -----------------------------